     As filed with the Securities and Exchange Commission on July 24, 1997
                                                       Registration No. 333-
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      ROCKWELL MEDICAL TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

                Michigan                                   3845                                  38-3317208
    (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification No.)
     incorporation or organization)            Classification Code Number)

                            28025 Oakland Oaks Drive
                             Wixom, Michigan 48393
                           Telephone: (248) 449-3353
         (Address and telephone number of principal executive offices)

                            28025 Oakland Oaks Drive
                             Wixom, Michigan 48393
(Address of principal place of business or intended principal place of business)
                            ------------------------

                               ROBERT L. CHIOINI
                     President and Chief Executive Officer
                      Rockwell Medical Technologies, Inc.
                            28025 Oakland Oaks Drive
                             Wixom, Michigan 48393
                           Telephone: (248) 449-3353
           (Name, address and telephone number of agent for service)
                            ------------------------
                                   COPIES TO:

Patrick T. Duerr, Esq.                 Jay M. Kaplowitz, Esq.
Honigman Miller Schwartz and Cohn      Arthur S. Marcus, Esq.
2290 First National Building           Gersten, Savage, Kaplowitz,
Detroit, Michigan 48226-3583           Fredericks & Curtin, LLP
Telephone: (313) 256-7736              101 East 52nd Street
Telecopier: (313) 256-4215             New York, New York 10022-6018
                                       Telephone: (212) 752-9700
                                       Telecopier: (212) 980-5192

                            ------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____________
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                          AMOUNT TO BE       OFFERING PRICE         AGGREGATE
SECURITIES TO BE REGISTERED                                      REGISTERED        PER SECURITY(1)    OFFERING PRICE(1)
------------------------------------------------------------------------------------------------------------------------
Units (each consisting of one Common Share, no par value,
  and two Warrants)........................................     1,725,000(2)            $4.20            $7,245,000
------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of Warrants...........     3,450,000(3)            $4.50            $15,525,000
------------------------------------------------------------------------------------------------------------------------
Underwriter Warrants to purchase Units (each consisting of
  one Common Share, no par value, and two Warrants)........      150,000(3)           $.000067             $10.00
------------------------------------------------------------------------------------------------------------------------
Underwriter Units (each consisting of one Common Share, no
  par value, and two Warrants).............................      150,000(3)             $5.04             $756,000
------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of Underwriter
  Warrants.................................................      300,000(3)             $4.50            $1,350,000
------------------------------------------------------------------------------------------------------------------------
Total Registration Fee..................................................................................................
========================================================================================================================


------------------------------------------------------------------------------------------------------------------------
                                                                  AMOUNT OF
TITLE OF EACH CLASS OF                                          REGISTRATION
SECURITIES TO BE REGISTERED                                          FEE
------------------------------------------------------------------------------------------------------------------------
Units (each consisting of one Common Share, no par value,
  and two Warrants)........................................       $2,195.45
------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of Warrants...........       $4,704.55
------------------------------------------------------------------------------------------------------------------------
Underwriter Warrants to purchase Units (each consisting of
  one Common Share, no par value, and two Warrants)........          (4)
------------------------------------------------------------------------------------------------------------------------
Underwriter Units (each consisting of one Common Share, no
  par value, and two Warrants).............................        $229.09
------------------------------------------------------------------------------------------------------------------------
Common Shares issuable upon exercise of Underwriter
  Warrants.................................................        $409.09
------------------------------------------------------------------------------------------------------------------------
Total Registration Fee.....................................       $7,538.18
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based on a bona fide estimate of the maximum public offering price pursuant to Rule 457(a) promulgated under the Securities Act of 1933.

(2) Includes 225,000 Units which may be purchased by the Underwriters to cover over-allotments, if any.

(3) Pursuant to Rule 416, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants and the Underwriter Warrants (and the Warrants included therein).

(4) Pursuant to Rule 457(g) promulgated under the Securities Act of 1933, no filing fee is required.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 24, 1997

PROSPECTUS

                      ROCKWELL MEDICAL TECHNOLOGIES, INC.

                                1,500,000 UNITS
                   CONSISTING OF 1,500,000 COMMON SHARES AND
                   3,000,000 COMMON SHARE PURCHASE WARRANTS.

     Each unit ("Unit") of Rockwell Medical Technologies, Inc. (the "Company") consists of (i) one of the Company's common shares, no par value (the "Common Shares"), and (ii) two redeemable common share purchase warrants (the "Warrants"), which are transferable separately immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase one Common Share at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time during the period commencing one year from the date upon which the Registration Statement of which this Prospectus forms a part is declared effective by the Securities and Exchange Commission (the "Effective Date") and expiring on the fourth anniversary of the Effective Date. The Warrants are subject to redemption by the Company for a redemption price of $.10 per Warrant at any time commencing one year from the Effective Date (with the prior consent of Maidstone Financial, Inc. (the "Underwriter")) on no less than 30 days prior written notice to the holders of the Warrants, provided the closing bid price of the Common Shares had been greater than $8.50 per share for 20 consecutive trading days ending on the third day prior to the date on which the Company gave notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities." The Common Shares and Warrants offered hereby are collectively referred to as the "Securities."

     Prior to this offering ("Offering"), there has been no public market for the Units, the Common Shares or the Warrants, and there can be no assurance that any such market for the Units, the Common Shares or the Warrants will develop after the closing of the Offering, or that, if developed, it will be sustained. The offering price of the Units and the exercise price and the other terms of the Warrants were established by negotiations between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's asset value, earnings, book value per share or other generally accepted criteria of value. See "Underwriting". It is expected that the initial public offering price will be $4.20 per Unit.

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION TO THE PUBLIC. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE "RISK FACTORS" COMMENCING ON PAGE 8 AND "DILUTION" AT PAGES 17-18.
                           -------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================================================================
                                                                      UNDERWRITING
                                               PRICE TO              DISCOUNTS AND             PROCEEDS TO
                                                PUBLIC               COMMISSIONS(1)             COMPANY(2)
-----------------------------------------------------------------------------------------------------------------
Per Unit..............................            $                        $                        $
-----------------------------------------------------------------------------------------------------------------
Total(3)..............................            $                        $                        $
=================================================================================================================

                                                  (footnotes appear on page 2)

                           -------------------------

                           MAIDSTONE FINANCIAL, INC.
                 MAIDSTONE LOGO
                           -------------------------

              The date of this Prospectus is               , 1997

     (1) Does not include additional compensation to be received by the Underwriter consisting of (i) a non-accountable expense allowance payable to the Underwriter in the amount of $189,000 ($217,350 if the Over-Allotment Option (as defined below), is exercised in full), or $0.126 per Unit, (ii) warrants (the "Underwriter Warrants") entitling the Underwriter to purchase up to 150,000 Units for a purchase price of $5.04 per Unit (120% of the initial public offering price), exercisable at any time during the period commencing one year from the Effective Date and expiring on the fourth anniversary of the Effective Date, and
         (iii) a financial advisory agreement with the Underwriter for 24 months commencing on the date of the closing of the Offering for a fee of $4,166 per month, or an aggregate of $99,984, payable in its entirety at the closing of the Offering. In addition, the Company has (i) granted to the Underwriter, effective upon completion of this Offering, a right of first refusal for a period of three years after the Effective Date for any public or private offering of securities by the Company, its affiliates or any present or future subsidiaries to raise capital, and (ii) agreed to pay the Underwriter, under certain circumstances, a warrant solicitation fee of 5% of the exercise price of each Warrant exercised and to indemnify the Underwriter against certain civil liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

     (2) After deducting discounts and commissions payable to the Underwriter, but before deducting the expenses of this Offering payable by the Company, estimated at $700,000 (approximately $0.47 per Unit), including the Underwriter's non-accountable expense allowance and the financial advisory fee. See "Underwriting."

     (3) The Company has granted the Underwriter an option, exercisable for a period of 45 days after the Effective Date, to purchase up to an additional 225,000 Units, upon the same terms and conditions as the Units being offered by this Prospectus solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $7,245,000, $724,500 and $6,520,500, respectively. See "Underwriting."

     The Units are being offered by the Underwriter on a "firm commitment" basis, subject to prior sale, when, as and if delivered to the Underwriter and subject to certain conditions. Subject to the provisions of the underwriting agreement between the Underwriter and the Company, the Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Common Shares and the Warrants will be made against payment therefor at the offices of the Underwriter, 101 East 52nd Street, New York, New York 10022, on
or about        , 1997.

                         ------------------------------

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE UNITS, THE COMMON SHARES AND THE WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE UNITS, THE COMMON SHARES OR THE WARRANTS TO STABILIZE THEIR MARKET PRICES, PURCHASES OF THE UNITS, THE COMMON SHARES OR THE WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE UNITS, THE COMMON SHARES OR THE WARRANTS MAINTAINED BY THE UNDERWRITER AND PENALTY BID TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contracts or other documents referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit to which reference is made for a full statement of the provisions thereof. The Registration Statement, including exhibits filed therewith, may be inspected, without charge, at the principal office of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of all or any part of the Registration Statement (including the exhibits thereto) also may be obtained from the Public Reference Section of the Commission at the its principal office in Washington, D.C., at the Commission's prescribed rates. Electronic registration statements made through the Electronic Data Gathering Analysis and Retrieval system are publicly available through the Commission's web site at http://www.sec.gov.

     Before the Effective Date, the Company was not obligated to file periodic reports with the Commission under Section 15(d) or 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends to furnish its shareholders and holders of the Warrants with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information, financial statements and related notes appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety and carefully consider the information set forth under the heading "Risk Factors." Unless the context requires otherwise, all references herein to the Company include Rockwell Medical Technologies, Inc., a Michigan corporation, and Rockwell Transportation, Inc., a Michigan corporation, a wholly-owned subsidiary of the Company. Except as otherwise stated, all information assumes no exercise of the Over-Allotment Option.

                                  THE COMPANY

     Rockwell Medical Technologies, Inc. manufactures hemodialysis concentrates and dialysis kits, and sells, distributes and delivers such concentrates and dialysis kits, as well as other hemodialysis products, to hemodialysis providers in the United States and Venezuela. Hemodialysis is a process which duplicates kidney function in patients whose kidneys have failed to function properly. Without properly functioning kidneys, the patient's body cannot rid itself of excess water and waste products nor regulate the amount of electrolytes in the patient's blood. Without hemodialysis, these patients would die.

     Hemodialysis patients generally receive their treatment at hospitals or independent hemodialysis providers. According to the United States Department of Health and Human Services (the "DHHS"), since 1973 the total number of hemodialysis providers in the U.S. has more than quintupled from 606 in 1973 to over 3,082 in December 1996. Independent providers comprised 2,212 of such providers and hospitals comprised 746 of such providers. The Company currently supplies over 220 hemodialysis providers in 18 states across the United States, as well as hemodialysis providers in Venezuela. The number of patients receiving hemodialysis has also grown substantially in recent years. According to the DHHS, in 1985, there were approximately 68,390 patients receiving hemodialysis treatments in the United States. It is estimated by the DHHS that in 1996 over 216,000 patients received hemodialysis treatments. According to the DHHS, from 1985 to 1996, the number of hemodialysis stations, which are areas equipped to provide adequate and safe dialysis therapy, grew from 17,845 stations to 45,244 stations.

     A hemodialysis station contains a dialysis machine that takes a concentrate solution and certain chemical powders and accurately dilutes them with purified water. The resulting solution, known as dialysate, is them pumped through a device known as an artificial kidney (dialyzer), while at the same time, the patient's blood is pumped through a membrane within the dialyzer. Excess water and chemicals from the patient's blood pass through the membrane and are carried away in the dialysate while certain chemicals in the dialysate pass through the membrane into the patient's blood to maintain proper chemical levels in the body. In addition to using concentrate solutions and chemical powders (which must be replaced for each use by each patient), a dialysis station also requires various other ancillary products such as dialysis on-off kits, sterile subclavian dressing change trays, arterial and venous blood tubing lines, fistula needles, intravenous administration sets, transducer protectors, dialyzers and over 120 other ancillary products, all of which the Company sells.

     The Company's objective is to increase its market share in the expanding hemodialysis market and become profitable by (i) acting as a single source supplier to hemodialysis clinics by offering over 120 different products used by hemodialysis providers, (ii) increasing revenue by manufacturing and/or distributing new products which may offer the Company opportunities to earn higher profit margins than some of the Company's existing products, and generating "back-haul" revenue from its trucking operations, and (iii) using its own delivery vehicles and drivers to deliver its products, thereby offering a high level of customer service to hemodialysis providers.

     The Company is a Michigan corporation, incorporated on October 25, 1996. On February 19, 1997, the Company acquired substantially all of the assets of Rockwell Medical Supplies, LLC (the "Supply Company") and of Rockwell Transportation, LLC (the "Transportation Company") (collectively, the "Predecessor Company" or "Sellers") used in connection with the business of manufacturing hemodialysis concentrates and dialysis kits and distributing and delivering these and other products to hemodialysis clinics. The Predecessor Company began operations in January 1996.

     In connection with the acquisition of the business of the Predecessor Company, the Company has issued 1,416,664 shares of non-voting Series A Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"), to the Supply Company, which Series A Preferred Stock pays an 8.5% cumulative dividend. The Company has an obligation to redeem the Series A Preferred Stock on or before January 31, 1998 (the "Mandatory Redemption Date"). See "Certain Transactions -- Acquisition of Business of Predecessor Company" and Note 9 of Notes to Consolidated Financial Statements included in this Prospectus. The Company intends to use a portion of the net proceeds of the Offering to redeem the Series A Preferred Stock. See "Use of Proceeds."

     The executive offices of the Company are located at 28025 Oakland Oaks, Wixom, Michigan 48393 (telephone number (248) 449-3353).

                                  THE OFFERING

Securities Offered.........  1,500,000 Units each consisting of one Common Share and two redeemable Warrants. Each Warrant entitles the holder thereof to purchase one Common Share at an exercise price of $4.50, subject to adjustment in certain events. The Warrants are separately tradeable and transferable upon issuance. See "Description of Securities" and "Underwriting."

Offering Price.............  $4.20 per Unit.

Terms of Warrants:

  Exercise price...........  $4.50 per share, subject to adjustment in certain events. See "Description of Securities --
                             Warrants."

  Exercise period..........  Any time during the period commencing one year after the Effective Date and ending on the fourth anniversary of the Effective Date.

  Redemption...............  Redeemable by the Company, with the prior written consent of the Underwriter, at a price of $.10 per Warrant upon not less than 30 days prior written notice to the holders of the Warrants at any time commencing one year after the Effective Date, provided the closing bid price of the Common Shares had been greater than $8.50 for 20 consecutive trading days ending on the third day prior to the date upon which the Company gives notice of redemption. See "Description of Securities -- Warrants."

Common Shares Outstanding:

  Prior to the Offering....  3,015,000 Common Shares. (1)

  After the Offering.......  4,609,286 Common Shares. (1)(2)

Use of Proceeds............  The net proceeds of the Offering will be used (i)
                             to redeem 1,416,664 shares of Series A Preferred Stock for a total redemption price of approximately $1,453,458 (assuming the redemption occurs on September 19, 1997), (ii) to purchase equipment,
                             (iii) to pay approximately $200,000 of accounts payable and accrued expenses, and (iv) for working capital, including the financing of marketing and sales activities. See "Use of Proceeds."

Risk Factors...............  Investment in the Securities offered hereby involves a high degree of risk and immediate substantial dilution to public investors. See "Risk Factors" and "Dilution."

Proposed Nasdaq SmallCap
  Market Symbols:..........  Units --        ; Common Shares --        ;
                             Warrants --        .
------------------
(1) Does not include (i) 520,000 Common Shares reserved for issuance upon exercise of outstanding warrants (the "Bridge Warrants"), at an exercise price of $4.50 per share, which Bridge Warrants are exercisable at any time commencing one year from the Effective Date and ending on the fourth anniversary of the Effective Date and will be automatically converted into warrants having terms identical to the Warrants offered hereby on the Effective Date, (ii) 450,000 Common Shares reserved for issuance under the Company's 1997 Stock Option Plan, under which options to acquire an aggregate of 295,000 Common Shares have been granted, and (iii) 94,286 Common Shares (the "Additional Shares") to be issued to investors in the First Prior Financing (as defined below). See "Management -- Compensation -- -- Compensation of Directors" and "Description of Securities -- Prior Financings."

(2) Includes the 94,286 Additional Shares. See "Description of Securities -- Prior Financings." Does not include (i) 3,000,000 Common Shares reserved for issuance upon exercise of the Warrants, and (ii) 450,000 Common Shares reserved for issuance upon exercise of the Underwriter Warrants and upon exercise of the 300,000 underlying Warrants. See "Description of Securities" and "Underwriting."

              SUMMARY COMBINED/CONSOLIDATED FINANCIAL INFORMATION
                               (IN WHOLE DOLLARS)

COMBINED/CONSOLIDATED STATEMENT OF INCOME (LOSS) DATA:

                                                               PREDECESSOR COMPANY(1)          COMPANY
                                                           ------------------------------    ------------
                                                             FOR THE       FROM JANUARY 1        FROM
                                                            YEAR ENDED           TO          INCEPTION TO
                                                           DECEMBER 31,     FEBRUARY 19,       MAY 31,
                                                             1996(2)            1997           1997(3)
                                                           ------------    --------------    ------------
Total Sales............................................    $ 1,019,856       $ 343,555        $  795,271
Cost of Sales..........................................      1,617,363         529,121         1,103,088
                                                           -----------       ---------        ----------
Gross Margin (Deficit).................................       (597,507)       (185,566)         (307,817)
Selling, General and Administrative....................        773,344         177,015           421,060
                                                           -----------       ---------        ----------
Operating Loss.........................................     (1,370,851)       (362,581)         (728,877)
Interest Expense, Net..................................         12,634           3,438            43,512
                                                           -----------       ---------        ----------
Net Loss...............................................    $(1,383,485)      $(366,019)       $ (772,389)
                                                           ===========       =========        ==========
Net Loss Per Common Share (4)..........................                                       $    (0.30)
Weighted Average Number of Common Shares Outstanding...                                        2,617,553

COMBINED/CONSOLIDATED BALANCE SHEET DATA:

                                                                                        COMPANY
                                                 PREDECESSOR COMPANY(1)       ----------------------------
                                              ----------------------------            MAY 31, 1997
                                              DECEMBER 31,    FEBRUARY 19,    ----------------------------
                                                  1996            1997          ACTUAL      AS ADJUSTED(5)
                                              ------------    ------------    ----------    --------------
Cash......................................    $    65,978     $    44,270     $        0      $1,903,539
Working Capital (Deficit)(6)..............     (2,120,969)     (2,429,316)        43,164       2,146,703
Total Assets..............................      1,391,659       1,197,974      3,467,257       7,170,796
Series A Preferred Stock..................             --              --      1,416,664              --
Accumulated Deficit.......................     (1,442,412)     (1,808,431)      (772,389)       (772,389)
Total Shareholders' Equity (Deficiency)...     (1,392,412)     (1,758,431)     1,333,961       6,654,164

------------------
(1) The financial statements of the Predecessor Company are presented on a combined basis as they are entities under common control.

(2) The Predecessor Company was formed in 1995. The Predecessor Company engaged in limited activity in 1995, consisting primarily of the purchase of certain equipment, the payment of a facility lease deposit, and the payment of $58,927 for certain start-up expenses.

(3) The Company was incorporated on October 25, 1996 and engaged in organizational matters until the acquisition of the Predecessor Company which was consummated at the close of business on February 19, 1997.

(4) See Note 2 of Notes to Consolidated Financial Statements included in this Prospectus for information with respect to the calculation of per share data.

(5) Adjusted to reflect the sale of 168,333 Common Shares from the Second Prior Financing (as defined below) issued subsequent to May 31, 1997 and the sale of 1,500,000 Units offered hereby at the assumed public offering price of $4.20 per Unit and the receipt and application of the estimated net proceeds from such sale, including the redemption of the Series A Preferred Stock, including accrued dividends. See "Use of Proceeds" and "Capitalization."

(6) Working Capital (Deficit) for Predecessor Company includes the Obligation Payable to Members of $1,868,149 at December 31, 1996 and at February 19, 1997.

                                  RISK FACTORS

     The securities offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth in this Prospectus, before making an investment decision.

     1. CONTINUING LOSSES; ACCUMULATED DEFICIT; NEGATIVE GROSS MARGINS. Since inception, the Company (including the business engaged in by the Predecessor Company) has experienced losses and negative gross margins. Since inception through May 31, 1997, the Company has incurred an accumulated deficit of $772,389, including a net loss of $772,389 (on sales of $795,271) for such period. On a cumulative basis, the businesses of the Company and the Predecessor Company have incurred an accumulated deficit of $2,580,820, including a net loss of $2,521,893 (on sales of $2,158,682). In addition, the Company experienced a gross margin deficit of $307,817 for the period from inception to May 31, 1997. There can be no assurance that the Company will ever operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Plan of Operation" and Note 3 of the Notes to Consolidated Financial Statements appearing elsewhere herein.

     2. LOSSES ASSOCIATED WITH THE COMPANY'S TRANSPORTATION BUSINESS. As a result of operating its own fleet of trucks to deliver its products, the Company's costs of delivery have been significantly in excess of the costs that the Company would have incurred had it used common carriers to deliver its products. While the Company has implemented plans to improve its operating efficiencies and to seek additional revenue from its trucking operations by contracting for its trucks to act as common carriers during their return to the Company's manufacturing facility after delivery of the Company's products, no assurance can be given that the Company will be successful in improving such operations or obtaining sufficient revenue to offset the additional costs of the Company's transportation business. If the Company were unsuccessful in improving such operations or obtaining sufficient additional transportation-related revenue to offset such additional costs, the Company may be forced to abandon its strategy of using its own trucks to deliver its products. In such event, the Company is unable to predict what effect, if any, such change in strategy would have on the Company's customers and the ability of the Company to successfully market its products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Trucking Operations."

     3. "GOING CONCERN UNCERTAINTY." Due to the Company's history of losses, negative gross margins and its current financial condition, the Company's independent auditors' report expresses an uncertainty concerning the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Report of Independent Accountants" on the Company's Consolidated Financial Statements appearing at page F-2 hereof.

     4. LIMITED OPERATING HISTORY. The Company commenced operations in February 1997 when it consummated the purchase of the assets of the Predecessor Company. The Predecessor Company commenced operations in January 1996. Accordingly, the Company has a limited operating history upon which an evaluation of its business and prospects can be based. An investment in the securities of the Company is subject to all of the risks involved in a newly established business venture. Potential investors should evaluate the Company in light of the problems, delays, expenses and difficulties frequently encountered by companies at this early stage of operations, many of which may be beyond the Company's control, including, but not limited to, those relating to marketing, competition, and unanticipated problems and additional costs relating to the Company's operations.

     5. SUBSTANTIAL PORTION OF PROCEEDS USED TO REDEEM SERIES A PREFERRED STOCK AND TO PAY CURRENT LIABILITIES. $1,453,458 (29.2%) of the net proceeds of the Offering will be used to redeem the Company's Series A Preferred Stock, assuming it is redeemed on September 19, 1997. In addition, approximately $200,000 (4.0%) of the net proceeds of the Offering are budgeted to pay accounts payable and accrued liabilities incurred in the Company's operations and not related to this Offering. Accordingly, fewer proceeds will be available to the Company for future operations and marketing activities or for working capital. See "Use of Proceeds."

     6. COMPETITION. The Company is involved in a field characterized by intense competition in which the Company will be selling products that are the same as those readily available from more established companies which have substantially greater financial, technical, manufacturing, marketing, research and development and management resources than those of the Company. There can be no assurance that the Company will be able to compete successfully in the future. See "Business -- Competition."

     7. POSSIBLE DELISTING. The Nasdaq Stock Market has proposed amendments to its rules which, if adopted, would increase the eligibility and maintenance criteria for The Nasdaq SmallCap Market. Under the proposed rules, in order to qualify for initial listing in The Nasdaq SmallCap Market, a company must, among other things, have (i) at least one year of operating history (or have at least $50 million in market capitalization), (ii) net tangible assets (i.e., total assets less total liabilities and goodwill) of at least $4 million (or net income in two of the most recent three fiscal years of at least $750,000, or a market capitalization of $50 million), (iii) a market value of public float (shares held by non-affiliates of the Company) of at least $5 million, (iv) a minimum bid price of $4.00, and (v) at least 300 shareholders. The Nasdaq Stock Market, Inc. has announced that these new standards will apply retroactively, if adopted. If and when the proposed rules are adopted, it is possible that the Company will be unable to satisfy the revised listing criteria because the Company does not currently meet the one year operating history requirement and there can be no assurance that the Company will meet the other listing criteria after it has one year of operating history. If the Company does not satisfy the revised listing criteria, the Company's securities could be subject to delisting.

     Even if the Company's securities meet the requirements for initial inclusion in The Nasdaq SmallCap Market, there can be no assurance that they will meet the maintenance criteria for continued listing. Existing maintenance criteria require, among other things, that an issuer have total assets of $2 million and total equity of $1 million and that the listed security has a minimum bid price of $1.00 (or at least $2 million in capital surplus and a market value of public float of at least $1 million). The proposed amendment would require, among other things, that an issuer have net tangible assets of $2 million (or alternatively net income of $500,000 in two of the most recent three fiscal years, or a market capitalization of $35 million) and that the listed security has a minimum bid price of $1.00. If the Company is unable to satisfy The Nasdaq SmallCap maintenance criteria in the future, the Units, the Common Shares and Warrants may be delisted from trading on The Nasdaq SmallCap Market.

     If the Company's securities are delisted from the Nasdaq SmallCap Market, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"), and, consequently, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In addition, if the Company's securities are delisted from The Nasdaq SmallCap Market, they would be subject to a rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions and persons with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by this rule, the broker-dealer must make disclosures to the purchaser, make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to purchase. Consequently, the rule may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of holders of the Company's securities, including purchasers in this Offering, to sell such securities in the secondary market. Delisting from The Nasdaq SmallCap Market may also cause a decline in share price, loss of news coverage of the Company and difficulty in obtaining subsequent financing.

     8. GOVERNMENT REGULATION. The testing, manufacture and sale of medical products, such as the hemodialysis concentrates manufactured by the Company, as well as the ancillary products for hemodialysis distributed by the Company, are subject to extensive regulation by the Food and Drug Administration ("FDA") pursuant to the Federal Food Drug and Cosmetic Act ("FDC Act"), and by other federal, state and foreign authorities. Pursuant to the FDC Act, and the regulations promulgated thereunder, the FDA regulates the preclinical and clinical testing, manufacture, labeling, distribution and promotion of medical devices. Under the FDC Act, medical devices must receive either 510(k) clearance or PMA approval before they may be commercially marketed in the United States. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing clearances or approvals and criminal prosecution, any of which actions could have an adverse effect on the Company's business, financial condition or results of operations.

     The Company's hemodialysis concentrates have FDA clearance. There can be no assurance, however, that current FDA clearances for the Company's concentrates will not be rescinded or that, if and when any additional products are developed by the Company or the Company modifies its existing concentrates, they will receive FDA clearance. If any current or future clearances or approvals are rescinded or denied, sales of the affected products in the United States would be prohibited during the period the products do not have such clearances. There can be no assurance that the Company will be able to obtain necessary regulatory approvals or clearances on a timely basis or at all, and delays in receipt of or failure to receive such approvals or clearances, the loss of previously received approvals or clearances, limitations on intended use imposed as a condition of such approvals or clearances, any limitations on the Company's market required by any clearances, any resulting delays in market introduction or failure to comply with existing or future regulatory requirements would have an adverse effect on the Company's business, financial condition and results of operations. In addition, new FDA-related legislation or new FDA regulations could impose additional regulatory requirements including, but not limited to, imposing significant fees for seeking market clearance or approval for medical devices. See "Business -- Government Regulation."

     The Company's products are subject to strict federal regulations regarding the quality of manufacturing known as Good Manufacturing Practices ("GMP"). The FDA conducts periodic inspections and surveillance of the manufacturing and the packaging facilities of medical device manufacturers to determine compliance with GMP. No assurance can be given that, when the Company is inspected, it will be found to be in compliance with GMP. In addition, the Medical Device Reporting ("MDR") regulation obligates the Company to report to the FDA any incident in which its product may have caused or contributed to a death or serious injury, or in which its product malfunctioned and, if the malfunction were to recur, it would be likely to cause or contribute to a death or serious injury. Changes in existing requirements or adoption of new requirements could have an adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will not incur significant costs to comply with laws and regulations in the future or that laws and regulations will not have an adverse effect upon the Company's business, financial condition and results of operation. If, as a result of FDA inspections, MDR reports or other information, the FDA believes that the Company is not in compliance with applicable laws and regulations, the FDA can institute proceedings or recall, detain or seize products, totally or partially suspend production, enjoin future violations, or assess civil and/or criminal fines and penalties against the Company, its officers or employees. Any action by the FDA could result in disruption of the Company's operations for an indeterminate period of time and have a material adverse affect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation."

     9. ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are subject to redemption by the Company on 30 days prior written notice under certain conditions. If the Warrants are so redeemed, Warrant holders will lose the right to exercise the Warrants so redeemed, except during such 30-day notice period. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Warrants."

     10. NON-REGISTRATION IN CERTAIN JURISDICTIONS OF COMMON SHARES UNDERLYING THE WARRANTS; EXERCISE OF WARRANTS. The Warrants, which are part of the Units offered hereby, will be detachable immediately from the Units and separately tradeable. Although the Units will not knowingly be sold to purchasers in jurisdictions in which the Units are not registered or otherwise qualified for sale, purchasers may buy Units or Warrants in the after-market or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue Common Shares to those persons desiring to exercise their Warrants unless and until such shares could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. No assurances can be given that the Company will be able to effect any required registration or qualification.

     In addition, investors purchasing Units in this Offering will not be able to exercise the Warrants unless at the time of exercise this registration statement is current and the Common Shares issuable upon exercise of such Warrants have been qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrants. There can be no assurance that such shares can be qualified on or before the exercise date or that the Company will maintain a current prospectus relating thereto until the expiration of the Warrants.

     11. DEPENDENCE ON KEY PERSONNEL. The success of the Company is materially dependent upon the efforts of Robert L. Chioini, the Company's President and Chief Executive Officer. The Company and Mr. Chioini have entered into a three-year employment agreement expiring in February 2000, and the Company maintains a key-man life insurance policy on the life of Mr. Chioini in the amount of $1,000,000. If the Company were to lose the services of Mr. Chioini, such event could materially and adversely affect the Company's business, financial condition and results of operations. See "Management -- Employment Agreement."

     12. POSSIBLE INSUFFICIENCY OF INSURANCE. As a supplier of medical products, the Company may face potential liability from a person who claims that he or she suffered physical harm as a result of the use of the Company's products. If litigation is initiated because of such harm, the Company may be sued, and regardless of whether it is ultimately determined to be liable, the Company may incur significant legal expenses not covered by insurance. In addition, product liability litigation could damage the Company's reputation and therefore impair its marketing ability. Such litigation could also impair the Company's ability to retain products liability insurance or make such insurance more expensive. The Company maintains products liability insurance in the amount of $5 million per occurrence and $6 million in the aggregate. The Company believes that its current insurance will be sufficient to cover any potential liabilities to the Company arising from its business and operations. There is, however, no assurance that the Company can retain such insurance or that such insurance would be sufficient to protect the Company against liabilities associated with its business. In the event of an uninsured or inadequately insured product liability claim in the future, the Company's business financial condition and results of operations could be adversely affected.

     13. ABSENCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING
PRICE. Prior to this Offering, there has been no public market for the Company's Units, Common Shares or Warrants and there can be no assurance that a regular trading market will develop for any or all of these securities upon completion of this Offering. The public offering price for the Units and the exercise price of the Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, net worth or other established criteria of value. See "Underwriting."

     14. SUBSTANTIAL DILUTION; PURCHASE OF COMMON SHARES BY INSIDERS AT BELOW OFFERING PRICE. A purchaser in this Offering will experience immediate and substantial dilution of $3.17 per share (approximately 75%) in that the offering price exceeds the net tangible book value of the Company after giving effect to the Offering. The Common Shares held by the Company's Principal Shareholders were purchased for prices significantly lower than the public offering price. Accordingly, investors in the Offering will bear a disproportionate share of the risk of an investment in the Company. See "Dilution."

     15. VOTING CONTROL; POTENTIAL ANTI-TAKEOVER EFFECT. Upon the completion of this Offering, the officers and directors of the Company will beneficially own approximately 43.4% of the Company's voting shares (assuming no exercise of any options granted to such officers and directors). Accordingly, they may be able to effectively elect all of the directors of the Company and control the Company's affairs. The Company's shareholders do not have the right to cumulative voting in the election of directors. The Board of Directors has the authority, without further approval of the Company's shareholders, to issue shares of preferred stock, no par value per share (the "Preferred Stock"), having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Shares, including by decreasing the amount of earnings and assets available for distribution to holders of Common Shares and adversely affect the relative voting power or other rights of the holders of the Company's Common Shares. The Company has agreed with the Underwriter that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but not limited to any shares of Preferred Stock, for a period of 24 months following the Effective Date, without the prior written consent of the Underwriter. In addition, the Company is subject to Michigan statutes regulating business combinations, takeovers and control share acquisitions which might also hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Stock when issued and the Michigan statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of the Company's securities and can limit shareholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids. See "Principal Stockholders" and "Description of Securities -- Preferred Stock."

     The Directors of the Company serve staggered three-year terms, and directors may not be removed without cause. The Company's Articles of Incorporation also set the minimum and maximum number of directors constituting the entire Board at three and fifteen, respectively, and require approval of holders of a majority of the Company's voting shares to amend these provisions. These provisions could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interests, including those attempts that might result in a premium over the market price for the Common Shares held by the Company's shareholders. See "Description of Securities -- Common Shares."

     16. SHARES ELIGIBLE FOR FUTURE SALE. The Company is unable to predict the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sales, will have on the market price of the Common Shares from time to time. Sales of substantial amounts of Common Shares (including shares issued upon the exercise of warrants or stock options), or the possibility of such sales, could adversely affect the market price of the Units, Common Shares or Warrants and also impair the Company's ability to raise capital through an offering of its equity securities in the future. Upon completion of the Offering, the Company will have 4,609,286 Common Shares outstanding (assuming no exercise of the Underwriter Over-Allotment Option, the Warrants, the Bridge Warrants, the Underwriter Warrants and other outstanding options and warrants). Of these shares, the 1,500,000 Common Shares sold in this Offering will be freely tradeable without restriction under the Securities Act, except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. The remaining 3,109,286 Common Shares outstanding are, and the shares issuable upon exercise of the Bridge Warrants will be "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. Officers, directors and other security holders of the Company owning and/or having rights to acquire in the
aggregate        Common Shares have entered into agreements (the "Lock-Up
Agreements") with the Underwriter not to sell or otherwise dispose of any securities of the Company, including Common Shares, for a period of 13 months following the Effective Date, without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter, subject to an exemption for certain tender offers. Following expiration of the term of the Lock-Up Agreements, 3,109,286 shares will become eligible for resale pursuant to Rule 144, subject to the volume limitations and compliance with the other provisions of Rule 144. Furthermore, the holders of the Underwriter Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the Common Shares issuable upon exercise of the Underwriter Warrants and the underlying Warrants, which Common Shares have been registered by the Company on the Registration Statement on Form SB-2 of which this Prospectus is a part. The Company also intends to register the Common Shares issuable upon the exercise of options available under the Company's 1997 Stock Option Plan; which shares will become, upon registration, freely tradeable subject to the Lock-Up Agreements. In addition, the investors in the First Prior Financing and the investors in the Second Prior Financing have piggy-back registration rights with respect to their Common Shares, Bridge Warrants and the underlying Common Shares. These rights have been waived in connection with this Offering, but any future exercise of these rights could involve substantial expense to the Company and may adversely affect the terms upon which the Company may obtain additional financing. Any substantial sale of restricted securities pursuant to Rule 144 or a registration statement may have an adverse effect on the market price of the Units, Common Shares or Warrants. See "Description of Securities -- Registration Rights," "Description of Securities -- Warrants," "Description of Securities -- Prior Financings" and "Underwriting".

     17. OUTSTANDING WARRANTS AND OPTIONS. In addition to the 3,000,000 Warrants to be issued in connection with this Offering (3,450,000 Warrants if the Over-Allotment Option is exercised in full), upon completion of this Offering the Company will sell the Underwriter the Underwriter Warrants to purchase 150,000 Units. Furthermore, the Company has outstanding Bridge Warrants to purchase an aggregate of 520,000 Common Shares. The Company has also reserved an additional 450,000 Common Shares for issuance upon exercise of options under the Company's 1997 Stock Option Plan, of which options covering an aggregate of 295,000 Common Shares have already been granted. The exercise of warrants or options and the sale of the underlying Common Shares (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Common Shares and the Warrants. Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by the options and warrants. Further, while its warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. In addition, exercise of such options would substantially dilute a prospective investor's investment in the Company. See "Underwriting" and "Description of Securities."

     18. EFFECT OF ISSUANCE OF COMMON SHARES. Immediately after the Offering, assuming the Over-Allotment Option is not exercised, the Company will have an aggregate of approximately 10,970,714 Common Shares authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by the Company's shareholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Company (other than those currently reserved for issuance), any Common Shares issued would further dilute the percentage ownership of the Company held by the public shareholders. The Company has agreed with the Underwriter that, except for the issuances disclosed in or contemplated by this Prospectus (including issuance of the currently reserved shares), it will not issue any securities, including but not limited to any Common Shares, for a period of 24 months following the Effective Date, without the prior written consent of the Underwriter. See "Underwriting."

     19. ABILITY TO MANAGE GROWTH. The Company contemplates a rapid expansion of its business. If the Company were to experience significant growth in the future, such growth would likely result in new and increased responsibilities for management personnel and place significant strain upon the Company's management, operating and financial systems and resources. To accommodate such growth and compete effectively, the Company must continue to implement and improve its operational, financial, management and information systems, procedures and controls, and to expand, train and manage its personnel. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's future operations. Any failure to implement and improve the Company's operational, financial, management and information systems, procedures or controls or to expand, train or manage employees or to manage effectively any actual or expected future growth, could materially and adversely affect the Company's business, financial condition and results of operations. See "Risk Factors -- Dependence on Key Personnel," "Business -- Employees" and "Management -- Directors, Executive Officers and Key Employees."

     20. BROAD DISCRETION IN THE APPLICATION OF NET PROCEEDS. Approximately $1.5 million, or approximately 30.5%, of the net proceeds of the Offering have been allocated to working capital and general corporate purposes. Accordingly, management will have broad discretion with respect to that portion of the net proceeds. See "Use of Proceeds."

     21. ABSENCE OF DIVIDENDS ON COMMON SHARES. Since inception, the Company has not paid any cash dividend on its Common Shares and it does not anticipate paying such dividends in the foreseeable future. The payment of dividends by the Company is within the discretion of its Board of Directors and depends upon the Company's earnings, capital requirements, financial condition and requirements, future prospects, restrictions in future financing agreements, business conditions and other factors deemed relevant by the Board. The Company intends to retain earnings, if any, to finance its operations. See "Dividend Policy."

     22. LIMITED UNDERWRITING EXPERIENCE OF UNDERWRITER. The Underwriter has served as the sole or managing underwriter of only four firm commitment public offerings and participated in two other underwritten public offerings as a member of the underwriting syndicate. Since the Underwriter's experience in underwriting firm commitment public offerings is limited, there can be no assurance that its lack of experience may not adversely affect the public offering of the Company's securities and the subsequent development, if any, of a trading market for the Company's securities. See "Risk Factors -- Underwriter's Influence on the Market; Possible Limitations on Market Making Activities."

     23. INFORMAL INVESTIGATION OF UNDERWRITER. The Company has been advised that the Underwriter is subject to an informal investigation commenced in March 1996 by the Commission. To date, the Commission has only requested certain documents from the Underwriter, and the Underwriter has not been advised of the status of the investigation. There can be no assurance that a formal order of investigation will not be issued, or if issued, that sanctions will not be imposed against the Underwriter. In October 1996, the National Association of Securities Dealers, Inc. (the "NASD") commenced an examination of certain of the Underwriter's previous underwritings and has requested documents and information in connection with those underwritings. The NASD examination is ongoing and no findings have been made to date. There can be no assurance that such investigation or examination may not affect the Underwriters' ability to maintain a market in the Units, Common Shares and Warrants.

     24. UNDERWRITER'S INFLUENCE ON THE MARKET; POSSIBLE LIMITATIONS ON MARKET MAKING ACTIVITIES. A significant number of Units, Common Shares and Warrants may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter or based on the recommendations of the Underwriter. The Underwriter has indicated that it intends to act as a market-maker and otherwise effect transactions in the Units, Common Shares and Warrants. To the extent the Underwriter acts as a market-maker in the Units, Common Shares and Warrants, it may exert a dominating influence in the markets for those securities. The prices and liquidity of the Units, Common Shares and Warrants may be significantly affected to the extent, if any, that the Underwriter participates in such markets. The Underwriter may discontinue such activities at any time or from time to time. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of holders of Warrants to exercise their Warrants. Applicable rules of the Commission prohibit the Underwriter and any other soliciting broker-dealers from engaging in any market making activities or solicited brokerage activities with regard to the Units, Common Shares and Warrants for a period of up to five business days prior to the solicitation of the exercise of any Warrants until the later of the termination of such solicitation activity or the termination of any right the Underwriter may have to receive a fee for the solicitation of the Warrants. As a result, the Underwriter and such soliciting broker-dealers may be unable to continue to make a market for the Units, Common Shares and the Warrants during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Units, Common Shares and the Warrants. See "Underwriting."

     25. UNDERWRITER'S POTENTIAL INFLUENCE ON THE COMPANY. The Company has agreed that for a period of no less than three years from the Effective Date, the Company will engage a designee, acceptable to the Underwriter and the Company, to serve as an advisor ("Advisor") to the Company's Board of Directors. Such Advisor shall be entitled to attend all meetings of the Board of Directors, to receive all notices and other correspondence and communications sent by the Company to the Board of Directors, and to receive compensation equal to the compensation paid to non-employee directors of the Company. The Company has also agreed that, in lieu of the Underwriter's right to designate an Advisor, the Underwriter has the right to designate one person for election as a director of the Company and the Company has agreed to use its best efforts to obtain the election of such designee to the Board of Directors. The engagement of such Advisor and/or the election of such designee, if any, to the Company's Board of Directors, may enable the Underwriter to exert influence on the Company. See "Underwriting."

     26. POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Company's securities may be highly volatile. Quarterly operating results of the Company, changes in the general conditions in the economy, the financial markets, or the medical products industry, changes in financial estimates by securities analysts or failure by the Company to meet such estimates, litigation involving the Company, actions by governmental agencies or other developments affecting the Company or its competitors, could cause the market price of the Company's securities to fluctuate substantially. In particular, the stock market may experience significant price and volume fluctuations which may affect the market price of the Company's securities for reasons that are unrelated to the Company's operating performance and that are beyond the Company's control.

     27. LIMITED MARKETING CAPABILITY; DEPENDENCE ON SALES REPRESENTATIVES AND DISTRIBUTORS. The Company intends to market its products through its own employees and to retain independent sales representatives and distributors. The Company has only limited experience in the development and marketing of medical products, and its direct sales force consists of only one person. The Company is substantially dependent on its independent sales representatives and distributors to generate sales. Failure of independent sales representatives and distributors to market, promote and sell the Company's products would have an adverse affect on the Company's business, financial condition and results of operations.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,500,000 Units offered by this Prospectus (after deducting underwriting commissions and discounts and estimated offering expenses) are estimated to be approximately $4,970,000 ($5,820,500 if the Over-allotment Option is exercised in full) at the assumed public offering price of $4.20 per Unit. The Company expects to use the net proceeds of the Offering as follows:

                                                                    APPROXIMATE          APPROXIMATE
                                                                   DOLLAR AMOUNT         PERCENTAGE
                                                                   -------------         -----------
Purchase of Equipment(1)..................................          $1,800,000               36.2%
Redemption of Series A Preferred Stock(2).................          $1,453,458               29.2%
Payment of Accounts Payable and Accrued Expenses..........          $  200,000                4.0%
Working Capital(3)........................................          $1,516,542               30.6%
                                                                    ----------              -----
                                                                    $4,970,000                100%
                                                                    ==========              =====

------------------
(1) Consists primarily of additional production equipment and supplies necessary to increase the Company's production capacity and to produce and package liquid bicarbonate, a product which the Company has recently obtained clearance from the FDA to manufacture and distribute. Also includes the purchase and/or lease of additional tractor-trailers to expand the Company's transportation capabilities to accommodate the Company's expected sales growth. The Company has no commitments to date for the purchase of any such equipment.

(2) The Series A Preferred Stock was issued in partial payment of the deferred purchase price for the Predecessor Company. See "Certain Transactions -- Acquisition of Business of Predecessor Company." Holders of Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $0.085 per share per year (prorated for partial years) accruing from June 1, 1997. The redemption price for the Series A Preferred Stock equals $1.00 per share plus accumulated and unpaid dividends on the redemption date. Upon completion of the Offering, the Company expects that it will redeem the Series A Preferred Stock on September 19, 1997. See "Description of Securities -- Series A Preferred Stock."

(3) Includes working capital and other ongoing selling, general and administrative expenses. See the Consolidated Financial Statements as of, and for the period ended May 31, 1997, included elsewhere in this Prospectus, for information about the Company's current working capital needs (including accounts payable and accrued expenses) and ongoing selling, general and administrative expenses.

     The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Offering based upon the current state of its business development and management estimates of current industry conditions. The net proceeds may be reallocated among the categories set forth above or otherwise in response to, among other things, changes in the Company's business plans, future revenues and expenses and industry, regulatory or competitive conditions. The amount and timing of expenditures will vary depending on a number of factors, including changes in the Company's contemplated operations or business plans and changes in economic and industry conditions. Any such shifts will be at the discretion of the Board of Directors and officers of the Company.

     Pending such uses, the net proceeds of the Offering are expected to be invested in U.S. Government Securities or deposited in federally insured accounts of banks or money market accounts of other financial institutions, or invested in short-term, investment-grade, interest-bearing investments or other similar short-term investments.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company (i) as of May 31, 1997 (assuming the issuance of the Series A Preferred Stock), (ii) on a pro forma basis after giving effect to the issuance of 168,333 Common Shares pursuant to the Second Prior Financing, which shares were issued between May 31, 1997 and July 15, 1997, and (iii) on a pro forma as adjusted basis after giving effect to the issuance and sale of the 1,500,000 Units in the Offering at the assumed public offering price of $4.20 per Unit, the application of the estimated net proceeds of $4,970,000 thereof, and the issuance of 94,286 Additional Shares. The information set forth below should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                        AT MAY 31, 1997
                                                         ---------------------------------------------
                                                                                            PRO FORMA
                                                           ACTUAL         PRO FORMA        AS ADJUSTED
                                                           ------         ---------        -----------
Series A Preferred Stock, $1.00 par value,
  1,416,664 shares authorized; 1,416,664 shares
  issued and outstanding at May 31, 1997 and pro
  forma; no shares issued and outstanding, as
  adjusted........................................       $1,416,664       $1,416,664               --
Shareholders' equity:
  Preferred Stock, no par value, no shares issued
     and outstanding at May 31, 1997, pro forma or
     as adjusted..................................               --               --               --
  Common Shares, no par value, 20,000,000 shares
     authorized; 2,846,667 shares issued and
     outstanding at May 31, 1997; 3,015,000 shares
     issued and outstanding, pro forma; and
     4,609,286 shares issued and outstanding, as
     adjusted(1)..................................        2,106,350        2,493,347        7,426,553
                                                         ----------       ----------       ----------
  Accumulated Deficit(2)..........................         (772,389)        (772,389)        (772,389)
                                                         ----------       ----------       ----------
  Total Shareholders' Equity......................        1,333,961        1,720,958        6,654,164
                                                         ----------       ----------       ----------
  Total Capitalization............................       $2,750,625       $3,137,622       $6,654,164
                                                         ==========       ==========       ==========

------------------
(1) Includes (i) at May 31, 1997 351,667 Common Shares issued in connection with the Second Prior Financing prior to May 31, 1997 and, on a pro forma and pro forma as adjusted basis, an additional 168,333 Common Shares issued in connection with the Second Prior Financing between May 31, 1997 and July 15, 1997, and (ii) on an as adjusted basis, the 94,286 Additional Shares to be issued to the investors in the First Prior Financing. Excludes, (i) 520,000 Common Shares issuable upon exercise of the Bridge Warrants, (ii) 450,000 Common Shares reserved for issuance under the Company's 1997 Stock Option Plan, of which options to acquire an aggregate of 295,000 Common Shares have been granted, (iii) 3,000,000 Common Shares reserved for issuance upon exercise of the Warrants, and (iv) 450,000 Common Shares reserved for issuance upon exercise of the Underwriter Warrants and upon exercise of the 300,000 underlying Warrants. See "Description of Securities" and "Underwriting."

(2) Management believes the accumulated deficit has continued to increase during the third quarter ending September 30, 1997.

                                    DILUTION

     The net tangible book value (deficit) of the Company as of May 31, 1997, on a pro forma basis assuming completion of the Second Prior Financing, was ($189,249), or ($.06) per Common Share, based on 3,015,000 Common Shares outstanding. Net tangible book value (deficit) per share is equal to the Company's total tangible assets (total assets less intangible assets) less its total liabilities, divided by the number of Common Shares outstanding. After giving effect to the sale of the 1,500,000 Units offered hereby at an assumed initial public offering price of $4.20 per Unit (allocating no value to the Warrants included in the Units), and the application of the estimated net proceeds therefrom as described under "Use of Proceeds", the pro forma as adjusted net tangible book value of the Company at May 31, 1997 would have been $4,743,957, or $1.03 per share, based on 4,609,286 Common Shares outstanding after this Offering (including the Additional Shares to be issued to investors in the First Prior Financing). This represents an immediate increase of $1.09 per share in an adjusted net tangible book value to existing shareholders and immediate dilution of $3.17 per share from the assumed public offering price to the new investors purchasing Units in the Offering. Dilution per share represents the difference between the public offering price and the pro forma net tangible book value per share after the Offering. The following table illustrates the per share dilution to the new investors:

Assumed initial public offering price per share.............             $4.20
Net tangible book value (deficit) per share before the
  Offering..................................................    $(.06)
Increase per share attributable to new investors............     1.09
                                                                -----
Pro forma net tangible book value per share after the
  Offering..................................................              1.03
                                                                         -----
Dilution per share to new investors.........................             $3.17
                                                                         =====

     The following table sets forth the difference between (i) the current shareholders who are promoters, officers, directors or beneficial owners of 5% or more of the outstanding Common Shares ("Insiders"), (ii) the other present shareholders, and (iii) the new investors, with respect to the number of shares purchased from the Company, the total consideration paid (other than services) and the average price per share (assuming no exercise of the Warrants or any other outstanding options or warrants):

                                    SHARES       PERCENT OF     CONSIDERATION     PERCENT OF TOTAL     AVERAGE PRICE
                                   PURCHASED    TOTAL SHARES        PAID         CONSIDERATION PAID      PER SHARE
                                   ---------    ------------    -------------    ------------------    -------------
Insiders.......................    2,000,000        43.4%        $    1,000                *                  **
Other present
  shareholders(1)..............    1,109,286        24.1%         2,797,500             30.7%              $2.52
New Investors..................    1,500,000        32.5%         6,300,000             69.3%              $4.20
                                   ---------       -----         ----------           ------               -----
     Total.....................    4,609,286       100.0%        $9,098,500            100.0%              $1.97
                                   =========       =====         ==========           ======               =====

------------------
 *  Less than one percent.

**  Less than $.01.

(1) Includes 94,286 Additional Shares to be issued to investors in the First Prior Financing. See "Description of Securities -- Prior Financings."

The foregoing assumes no exercise of the 450,000 options (reserved) and 3,970,000 warrants (outstanding) to purchase Common Shares at the closing of this Offering (see "Description of Securities"). In the event such options and warrants are exercised, investors in this Offering may experience further dilution.

                                DIVIDEND POLICY

     The payment of dividends by the Company is within the discretion of its Board of Directors and depends in part upon the Company's earnings, capital requirements, financial condition and requirements, future prospects, restrictions in future financing agreements, business conditions and other factors deemed relevant by the Board. Since its inception, the Company has not paid any cash dividends on its Common Shares and does not anticipate paying such dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance its operations.

               MANAGEMENT'S DISCUSSIONS AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company was formed for the purpose of acquiring substantially all the assets of Rockwell Medical Supplies, LLC, and a related entity, Rockwell Transportation, LLC. The Company acquired the Predecessor Company on February 19, 1997 for a purchase price of approximately $2.4 million. The purchase price was financed with an initial cash payment to the Predecessor Company of $150,000, a cash payment of approximately $375,000 to NBD Bank to discharge the Predecessor Company's obligation under a loan arrangement, and a $1.9 million note payable to the Predecessor Company. The Company funded the initial cash payments of $525,000 with a portion of the proceeds of a private placement of the Company's Common Shares (the "First Prior Financing"). See "Description of Securities -- Prior Financings." The balance of the $1.2 million in net proceeds raised in the First Prior Financing was used to fund the Company's net losses and capital equipment purchases.

     In May through July, 1997, the Company sold an aggregate of 26 units, each unit consisting of 20,000 Common Shares and 20,000 Bridge Warrants for a purchase price of $60,000 per unit, or an aggregate of $1,560,000 (the "Second Prior Financing"). The net proceeds of the Second Prior Financing were approximately $1,248,347, of which $500,000 were used to reduce the obligation under the note payable to the Predecessor Company. The balance is being used to fund the Company's net losses and for capital equipment expenditures. The remaining balance of $1,416,664 under the note payable to the Predecessor Company was converted into 1,416,664 shares of Series A Preferred Stock.

PLAN OF OPERATION

     During the next 12 months the Company plans to continue to manufacture and distribute hemodialysis concentrates and dialysis kits and distribute other hemodialysis products to hemodialysis providers. The Company intends to take advantage of the increasing number of hemodialysis providers and patients (see "Business -- General") and to implement its strategies of acting as a single source supplier, increasing revenue by selling new products and obtaining "back-haul" revenue from its trucks and offering a high level of customer service (see "Business -- Strategy") to attempt to increase its sales and market share. No assurance can be given, however, that the Company's sales or market share will increase. See "Risk Factors -- Competition."

     If the Company's sales volumes increase, it expects to add additional production and administrative employees and truck drivers (see "Business -- Employees") and it expects to expand its facilities and acquire additional laboratory and production equipment. The Company also expects that it will need cash over the next 12 months (i) to redeem the Series A Preferred Stock, (ii) to fund operating losses, and (iii) for working capital and other ongoing selling, general and administrative expenses. The Company believes that cash from operations together with the net proceeds of this Offering will be sufficient to sustain the Company's operations at budgeted levels and its needs for liquidity for at least the next twelve months.

     During the period from February 20, 1997 to May 31, 1997, the Company experienced a negative gross margin of approximately $308,000. Approximately $125,000 of this amount is attributable to excess costs of transportation which the Company incurred as a result of its trucking operations over the cost that the Company estimates it would have incurred had it used common carriers to deliver its products. Approximately $250,000 of cost of sales was attributable primarily to overhead costs associated with the Company's manufacturing operations.

     In order to improve the Company's gross margin to a break-even point, the Company must (i) increase its revenue from manufacturing operations to approximately twice the amount generated during the period from February 20, 1997 to May 31, 1997, (ii) achieve certain planned operating efficiencies in its manufacturing operations, (iii) obtain additional revenue from its trucking operations sufficient to cover the additional costs of such operations by contracting for its trucks to act as common carriers during their return to the Company's manufacturing facility after a delivery of the Company's products, and
(iv) improve the
operating efficiencies of the Company's trucking operations. If the Company is not successful in increasing its revenue from the sale of hemodialysis concentrates and other ancillary products while achieving certain planned operating efficiencies, the Company's gross margin will likely remain negative. Also, as the Company expands its trucking operations, its ability to generate "back-haul" revenue is likely to lag behind the cost increases associated with such expansion. In addition, if the Company is not successful in improving the operating efficiencies of its trucking operations or if the Company's strategy of obtaining "back-haul" revenue for its trucks to offset the additional costs of maintaining its own trucks versus using common carriers is not successful, the Company may have to abandon its strategy of using its own trucks to deliver its products to customers. In such event, the Company is unable to predict what effect, if any, such change would have on the Company's customers and the ability of the Company to successfully market its products. Even if the Company were to be successful in generating a positive gross margin, the Company will require significant additional revenue growth to fund the Company's existing and anticipated selling, general and administrative expenses and interest expense. No assurance can be given that the Company will be able to increase sales in a sufficient amount to cover such expenses, or that such expenses will not increase in the future. See "Risk Factors -- Continuing Losses; Accumulated Deficit; Negative Gross Margins."

NEW ACCOUNTING PRONOUNCEMENTS

     In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly-held common shares or potential common shares. This Statement replaces the presentation of primary EPS and fully-diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This Statement is not expected to have a material effect on the Company's reported EPS amounts. The Statement is effective for the Company's financial statements for the year ending December 31, 1997.

                                    BUSINESS

GENERAL

     Rockwell Medical Technologies, Inc. manufactures hemodialysis concentrates and dialysis kits, and sells, distributes and delivers such concentrates and dialysis kits, as well as other hemodialysis products, to hemodialysis providers in the United States and Venezuela. Hemodialysis is a process which is able to duplicate kidney function in patients whose kidneys have failed to function properly. Without properly functioning kidneys, the patient's body cannot rid itself of excess water and waste products nor regulate the amount of electrolytes in the patient's blood. Without hemodialysis, these patients would die.

INDUSTRY BACKGROUND

     Hemodialysis patients are classified into three categories: (i) "end stage renal disease patients," which are those patients who must have hemodialysis treatments for the remainder of their lives or until they receive a successful kidney transplant, (ii) "chronic patients," which are those patients who do not currently require hemodialysis treatments but are suffering a gradual and progressive loss of kidney function which typically progresses to "end stage renal disease" requiring hemodialysis treatments, and (iii) "acute patients," which are those patients who have suffered a rapid and sudden loss of kidney function and require only temporary hemodialysis until their kidneys begin to function properly again. In 1995, there were an estimated 200,000 end stage renal disease patients and 700,000 chronic patients, according to the DHHS. In addition, an estimated 250,000 persons in the United States suffer acute renal failure each year. Most patients undergoing hemodialysis treatment generally receive three treatments per week or 156 treatments per year, although the amount of weekly treatments may vary.

     A hemodialysis provider such as a hospital or a free standing clinic uses hemodialysis stations to treat patients. A hemodialysis station contains a dialysis machine that takes a concentrate solution and certain chemical powders, such as the Company's solutions and powders, and accurately dilutes them with purified water. The resulting solution, known as dialysate, is then pumped through a device known as an artificial kidney (dialyzer), while at the same time the patient's blood is pumped through a membrane within the dialyzer. Excess water and chemicals from the patient's blood pass through the membrane and are carried away in the dialysate while certain chemicals in the dialysate penetrate the membrane and enter the patient's blood to maintain proper chemical levels in the body. Dialysate generally contains dextrose, sodium, calcium, potassium, magnesium, chloride and acetic acid. The patient's physician prescribes the formula required for each patient based on each particular patient's needs, although most patients receive one of eight common formulations.

     In addition to using concentrate solutions and chemical powders (which must be replaced for each use by each patient), a dialysis station also requires various other ancillary products such as dialysis on-off kits, sterile subclavian dressing change trays, arterial and venous blood tubing lines, fistula needles, intravenous administration sets, transducer protectors, dialyzers and over 120 other ancillary products, all of which the Company sells.

INDUSTRY TRENDS

     Hemodialysis patients generally receive their treatment at hospitals or independent hemodialysis providers. According to the U.S. Department of Health and Human Services (the "DHHS"), since 1973 the total number of hemodialysis providers in the United States has more than quintupled from 606 in 1973 to over 3,082 in December 1996. Independent providers comprised 2,212 of such providers and hospitals comprised 746 of such providers. The Company currently supplies over 220 hemodialysis providers in 18 states across the United States, as well as hemodialysis providers in Venezuela. The number of patients receiving hemodialysis has also grown substantially in recent years. According to the DHHS, in 1985, there were approximately 68,390 patients receiving hemodialysis treatments in the United States. It is estimated by the DHHS that in 1996 over 216,000 patients received hemodialysis treatments. According to the DHHS, from 1985 to 1996, the number of hemodialysis stations, which are areas equipped to provide adequate and safe dialysis therapy, grew from 17,845 stations to 45,244 stations.

STRATEGY

     The Company's objective is to increase its market share in the expanding hemodialysis market and improve profitability by implementing the following strategies:

          - Acting as a Single Source Supplier. By offering over 120 different products used by hemodialysis providers, the Company has positioned itself as a "one-stop-shop" to its customers for the concentrates, chemicals and supplies necessary to support a hemodialysis operation. Some of the Company's competitors for concentrates do not offer a full line of hemodialysis products, requiring customers to do business with a number of suppliers in order to purchase necessary supplies. The Company has entered into agreements with ancillary product manufacturers, which allow the Company to be a "full-line" supplier of hemodialysis products.

          - Increasing Revenue through Sales of New Products and Increased "Back-haul" Revenue. The Company intends to manufacture and/or distribute additional hemodialysis products not currently offered by the Company, which products may offer opportunities to earn higher profit margins than some of the Company's existing products. For example, the Company recently obtained a 510(k) approval from the FDA to market liquid bicarbonate, a product used primarily by acute care hemodialysis providers and certain chronic care providers. The Company intends to install a production line to manufacture liquid bicarbonate, although no assurance can be given that the Company will be successful in establishing a production line for such product or that the Company can successfully market such product. In addition, the Company intends to pursue contracts for its trucks to act as common carriers for third parties during their return to the Company's manufacturing facility after a delivery of the Company's products.

          - Offering a Higher Level of Customer Service. By using its own delivery vehicles and drivers, the Company believes that it can offer a higher level of customer service to hemodialysis providers than if it relied primarily on the use of common carriers to distribute its products. However, if the Company is not successful in improving the operating efficiencies of its trucking operations or implementing its strategy of obtaining "back-haul" revenue to cover the additional costs associated with maintaining a fleet of trucks as opposed to using common carriers, the Company may be forced to abandon this strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Plan of Operation" and "-- Trucking Operations."

     In addition, the Company employs experienced personnel to operate its manufacturing plant and has purchased "state-of-the-art" laboratory and manufacturing equipment.

PRODUCTS

     The Company manufactures hemodialysis concentrates and dialysis kits, and sells, distributes and delivers such products, as well as a full line of ancillary hemodialysis products to hemodialysis providers located in 18 states in the United States and in Venezuela. Through the Company's wholly-owned subsidiary, Rockwell Transportation, Inc., the Company leases and operates a fleet of ten tractor-trailers which it uses to deliver its products to customers.

     On June 16, 1997, the Company obtained 510(k) clearance from the FDA to market liquid bicarbonate, a product used primarily by acute care hemodialysis providers and certain chronic care providers. Upon completion of the Offering, the Company intends to acquire and install equipment necessary to manufacture and package liquid bicarbonate and to market such product. No assurance can be given that the Company will be successful in establishing a production line for liquid bicarbonate or that the Company can successfully market such product on a profitable basis. See "Use of Proceeds."

TRUCKING OPERATIONS

     The Company's wholly-owned subsidiary, Rockwell Transportation, Inc., directly delivers substantially all of the products the Company sells through a fleet of ten tractor-trailers that the Company leases from a truck leasing company pursuant to a two-year lease. The Company currently employs ten drivers to operate its truck fleet, one dispatcher and one person to manage its trucking operations. The Company's hemodialysis concentrates are generally packaged in 55 gallon re-usable drums weighing approximately 580 pounds each. The Company's drivers perform services for customers that are generally not available from common carriers, such as stock rotation, non-loading-dock delivery and drum pump-offs, which require the driver to pump hemodialysis concentrates from the 55 gallon drums into larger holding tanks within the hemodialysis clinic. The Company's main competitors generally use common carriers for delivery of their products. The Company believes it offers a high level of service to its customers through the use of its own delivery vehicles and drivers.

     As a result of using its own fleet of delivery trucks to deliver its products, the Company's transportation costs have been approximately twice the cost of hiring common carriers to deliver products. The Company believes that it can offset such higher costs by contracting with third parties for its trucks to act as common carriers during their return to the Company's manufacturing facility after a delivery of concentrates and other products. In March 1997, the Company hired an experienced manager to manage its trucking operations and to develop and implement a plan to improve the operating efficiencies of the trucking operations and to begin soliciting "back-haul" revenue. If the Company were unsuccessful in obtaining sufficient revenue to cover the additional costs associated with using its own trucks for deliveries, the Company may consider abandoning its strategy of using its own trucks, and hire common carriers or make other arrangements to deliver its products. The Company is unable to predict what effect, if any, such change in strategy would have on the Company's customers, or on its ability to market its products. Additionally, as the Company's business expands, the Company may expand its fleet of delivery trucks to accommodate such increased business. If the Company expands its fleet of trucks, the amount of "back-haul" revenue that will be necessary to cover the excess costs of maintaining such fleet will also increase.

     Under the terms of the Company's leasing arrangement with its truck leasing company, the leasing company is responsible for the maintenance necessary to keep the trucks in good operating condition. The Company's trucking operations are and will continue to be subject to various state and federal regulations, which if changed or modified, could adversely affect the Company's business, financial condition and results of operations.

SALES AND MARKETING

     The Company sells its products to hemodialysis providers through two independent sales representative companies, one direct salesperson employed by the Company and two independent distributors. The independent sales representative companies are paid on a commission only basis and are responsible for paying their own expenses. The Company's direct salesperson is an employee of the Company and is paid a salary plus a commission. In addition, the Company sells its products to hemodialysis distributors who employ their own sales force to sell products purchased from the Company.

     For the period from February 20, 1997 to May 31, 1997, sales of the Company's products for use at clinics in Venezuela accounted for approximately 15% of the Company's total sales during such period. Such sales consisted of acetate concentrate. The Company sells such products primarily to several Miami-based distributors, who then sell the products to the government of Venezuela through a competitive bidding process.

COMPETITION

     Other than the Company, there are currently three other major suppliers of concentrates and/or ancillary products used by hemodialysis clinics. The other major suppliers of hemodialysis products are Gambro Healthcare ("Gambro"), which supplies concentrates and blood tubing and also owns clinics which treat approximately 22,000 hemodialysis patients (assuming completion of the recently announced acquisition of Vivra Renal Care, Inc. by Gambro), Fresenius Medical Care, Inc. ("Fresenius"), which supplies concentrates, blood tubing, ancillary products and also owns clinics which treat approximately 44,000 hemodialysis patients, and Renal Systems (a division of Minntech Corporation), which supplies concentrates and renalin, a specialty product used to sterilize dialyzer machines, but does not carry a wide line of hemodialysis products.

     Two of the Company's major competitors, Gambro and Fresenius, own and operate a substantial number of hemodialysis clinics which compete for patients in the same markets as the providers and hospitals to which they sell hemodialysis products. Although the Company believes that its business strategies provide it with competitive advantages over each of its three major competitors, each of such competitors is a more established company with substantially greater financial, technical, manufacturing, marketing, research and development and management resources than those of the Company and well established reputations, customer relationships and marketing and distribution networks. The Company believes that many of the Company's products are commodities, including its concentrates, and therefore, believes that price, customer service and convenience are the principal competitive factors in the hemodialysis products industry. There can be no assurance that the Company will be able to compete successfully in the future. See "Risk Factors -- Competition."

QUALITY ASSURANCE/CONTROL

     To assure quality and consistency of the Company's concentrates, the Company conducts rigorous testing during the manufacturing process. Once a batch of product is mixed, the Company's in-house quality control laboratory conducts tests to verify that the chemical properties of the mix match the specifications required by the particular customer. Upon verification that the batch meets the specifications, the Company packages concentrates into either one-gallon containers or 55-gallon drums. The Company further tests packaged concentrate samples at the beginning and end of each production run to assure product consistency during the filling process. Once the packaged product passes the final tests, the product is released for shipment.

     The Company has purchased new testing equipment it believes to be "state-of-the-art" in order to assure quality and consistency in the manufacture of its concentrates. The equipment allows the Company to analyze the materials used in the hemodialysis concentrate manufacturing process, to assay and adjust the in-process hemodialysis concentrate, and to assay and certify that the finished products are within the chemical and biological specifications required by the clinics. In addition, the Company's testing equipment allows it to reduce the costs of performing necessary tests while improving the accuracy of such tests. The Company also has been able to reduce the amount of labor and maintenance necessary to perform such tests and maintain the equipment.

     The Company's quality assurance department is managed by Ruth E. Homsher, Ph.D., manager of the Quality Control Laboratory. Dr. Homsher is directly responsible for all testing procedures, validation techniques and related customer quality issues. For a description of Dr. Homsher's background, see "Management."

GOVERNMENT REGULATION

     The testing, manufacture and sale of the Company's hemodialysis concentrates and the ancillary products distributed by the Company are subject to regulation by numerous governmental authorities, principally the FDA and corresponding state and foreign agencies. Pursuant to the Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates the preclinical and clinical testing, manufacture, labeling, distribution and promotion of medical devices. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing clearances or approvals and criminal prosecution.

     A medical device may be marketed in the United States only with prior authorization from the FDA unless it is subject to a specific exemption. Devices classified by the FDA as posing less risk than class III devices are categorized as class I (general controls) or class II (general and specific controls) and are eligible to seek "510(k) clearance." Such clearance generally is granted when submitted information establishes that a proposed device is "substantially equivalent" in intended use to a class I or II device already legally on the market or to a "preamendment" class III device (i.e., one that has been in commercial distribution since before May 28, 1976) for which the FDA has not called for PMA applications (as defined below). The FDA in recent years has been requiring a more rigorous demonstration of substantial equivalence than in the past, including requiring clinical trial data in some cases. For any devices that are cleared through the 510(k) process, modifications or enhancements that could significantly affect safety or effectiveness, or constitute a major change in the intended use of the device, will require new 510(k) submissions. The Company believes that it now usually takes from one to four months from the date of submission to obtain 510(k) clearance, but it can take substantially longer. The Company's hemodialysis concentrates, liquid bicarbonate and other ancillary products are categorized as class II devices.

     A device requiring prior marketing authorization that does not qualify for 510(k) clearance is categorized as class III, which is reserved for devices classified by FDA as posing the greatest risk (e.g., life-sustaining, life-supporting or implantable devices), or devices that are not substantially equivalent to a legally marketed class I or class II device. A class III device generally must receive approval of a premarket approval ("PMA") application, which requires proving the safety and effectiveness of the device to the FDA. The process of obtaining PMA approval is expensive and uncertain. The Company believes that is usually takes from one to three years after filing, but it can take longer.

     If human clinical trials of a device are required, whether for a 510(k) submission or a PMA application, and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or the distributor of the device) will have to file an investigational device exemption ("IDE") application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and laboratory testing. If the IDE application is approved by the FDA and one or more appropriate Institutional Review Boards ("IRBs"), human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a "nonsignificant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate IRBs without the need for FDA approval.

     Any devices manufactured or distributed by the Company pursuant to FDA clearances or approvals are subject to pervasive and continuing regulation by the FDA and certain state agencies. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations setting forth detailed Good Manufacturing Practices requirements, which including testing, control and documentation requirements. The FDA has recently finalized changes to the GMP regulations that will likely increase the cost of compliance with GMP requirements. Manufacturers and distributors must also comply with Medical Device Reporting ("MDR") requirements that a firm report to the FDA any incident in which its product may have caused or contributed to a death or serious injury, or in which its product malfunctioned and, if the malfunction were to recur, it would be likely to cause or contribute to a death or serious injury. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses.

     The Company is subject to routine inspection by the FDA and certain state agencies for compliance with GMP requirements and other applicable regulations. The Company also is subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances.

     The Supply Company received 510(k) clearance from the FDA to market hemodialysis concentrate solutions and powders on March 1, 1996. Such 510(k) clearance was assigned to the Company on February 19, 1997, in connection with the purchase of the Predecessor Company. In addition, the Company received 510(k) clearance from the FDA to market liquid bicarbonate on June 16, 1997. The Company's retention of such 510(k) clearances also is dependent upon its compliance with the FDA Act and related laws and regulations, including GMP regulations. There can be no assurance that the Company will maintain its 510(k) authority from the FDA to manufacture and distribute its products. Failure to do so could result in the need to cease manufacturing and/or distributing Company products, which would have a material adverse effect on the Company's business, financial condition and results of operations. If any of the Company's FDA clearances are denied or rescinded, sales of the Company's product in the United States would be prohibited during the period the Company does not have such clearances.

PROPERTIES

     The Company leases an approximately 32,500 square foot facility located in Wixom, Michigan, which is comprised of manufacturing, warehouse, office and laboratory space. The Company is party to a lease (the "Lease") covering such facility that expires on December 15, 2000 and provides for a monthly rental payment of $19,770.83, plus a monthly escrow deposit of $2,217.90 to fund real estate taxes. This facility was formerly leased by the Predecessor Company, and the Lease was assigned to the Company in connection with the acquisition of the Predecessor Company's business. In connection with such assignment of the Lease, the landlord required the Company to deposit into escrow $178,000, which is to be applied against future lease payments and as additional security deposit in accordance with the assignment agreement. The Company believes that its facilities are suitable and adequate for its current operations, but may not be adequate if the Company expands its operations.

SUPPLIERS

     The Company believes that the raw materials for the Company's hemodialysis concentrates, the components for the Company's hemodialysis kits and the ancillary hemodialysis products distributed by the Company are generally available from several potential suppliers.

EMPLOYEES

     As of the date of this Prospectus, the Company has 46 employees, of which one is a direct salesperson, four are laboratory technicians, ten are truck drivers and eight are engaged in corporate management and administration. The remaining 23 employees are hourly workers including secretaries and plant employees. The Company's arrangements with its employees are not governed by any collective bargaining agreement. All employees, except Mr. Chioini, are employed on an "at-will" basis. If the Company's sales volumes increase, the Company expects to add additional production and administrative personnel and truck drivers.

LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES.

     The directors, executive officers and key employees of the Company and the positions held by them are as follows:

                    NAME                         AGE                        POSITION
                    ----                         ---                        --------
Robert L. Chioini............................    32     President, Chief Executive Officer and Director
Gary D. Lewis................................    46     Chairman of the Board
Michael J. Xirinachs.........................    37     Director
Norman L. McKee..............................    41     Director
James J. Connor..............................    45     Vice President of Finance, Chief Financial
                                                        Officer, Treasurer and Secretary
Donald A. Danald.............................    53     Vice President of Regulatory Affairs
Ruth E. Homsher, Ph.D........................    51     Manager, Quality Control Laboratory

     ROBERT L. CHIOINI is a founder of the Company, has served as the President and Chief Executive Officer of the Company since February 1997, and has been a director of the Company since its formation in October 1996. From January 1996 to February 1997, Mr. Chioini served as Director of Operations of Rockwell Medical Supplies, LLC, a company which manufactured hemodialysis concentrates and distributed such concentrates and other hemodialysis products. From January 1995 to January 1996, Mr. Chioini served as President of Rockwell Medical Inc, a company which manufactured hemodialysis concentrates and distributed such concentrates and other hemodialysis products. From 1993 to 1995, Mr. Chioini served as a Regional Sales Manager at Dial Medical of Florida, Inc., currently Gambro Healthcare, a company which manufactures and distributes hemodialysis concentrates and owns hemodialysis clinics. From 1990 to 1993, Mr. Chioini served as a Regional Sales Manager for R. Louis Enterprises, Inc., a medical products distributor. Mr. Chioini is a party to an employment agreement with the Company which expires February 19, 2000.

     GARY D. LEWIS is a founder of the Company and has been Chairman of the Board of Directors of the Company since its formation in October 1996. Mr. Lewis also served as Secretary and Treasurer of the Company from October 1996 to July 1997. Mr. Lewis has also served as President of OmniSource, Inc., a medical device distributor, since December 1994. Mr. Lewis also founded and served as President and Chief Executive Officer of Somanetics Corporation, a medical device manufacturer, from its inception in 1982 to February 1995. Mr. Lewis is also a majority stockholder of, and serves as President and a director of, Wall Street Partners, Inc. ("Wall Street"), a management consulting firm that provides business consulting services to the Company. See "Certain Transactions -- Consulting Agreement."

     MICHAEL J. XIRINACHS is a founder of the Company and has been a director of the Company since its formation. Mr. Xirinachs also serves as a Senior Vice President of Investments of D.H. Blair & Co., Inc., an investment banking firm which Mr. Xirinachs joined in 1988. Mr. Xirinachs is also a stockholder of, and serves as Vice President and a director of, Wall Street. See "Certain Transactions -- Consulting Agreement."

     NORMAN L. MCKEE joined the Board of Directors of the Company in July 1997. In July 1997, Mr. McKee founded, and currently serves as the President of, Strategic Growth Management, Inc., a management consulting firm. Mr. McKee served as Senior Vice President, Treasurer and Chief Financial Officer of Saga Communications, Inc. ("Saga"), a company which owns and operates radio stations and a television station, from 1994 to July 1997. From 1988 to 1994, Mr. McKee served as Vice President, Treasurer and Chief Financial Officer of Saga. Mr. McKee also served on the Board of Directors of Saga from 1992 to July 1997.

     JAMES J. CONNOR has served as the Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company since July 1997. From May 1995 to July 1997, Mr. Connor founded and was a principal of Connor & Connor, a financial services consulting firm. From January 1992 to May 1995,

Mr. Connor served as the President of Glacier Vandervell, Inc., an automotive and diesel engine bearing manufacturer that supplies products to OEM customers in the automotive industry.

     DONALD A. DANALD joined the Predecessor Company in April 1996 as Vice President of Regulatory Affairs and joined the Company in the same capacity after the acquisition of the Predecessor Company's business. From 1990 to April 1996, Mr. Danald was a manager of the Laboratory and Quality Control departments at Dial Medical of Florida, Inc., currently Gambro Healthcare, a competitor of the Company. See "Business -- Competition."

     RUTH E. HOMSHER, PH.D., joined the Predecessor Company in January 1996 as Manager of the Quality Control Laboratory and joined the Company in the same capacity after the acquisition of the Predecessor Company's business. From December 1995 to January 1996, Dr. Homsher worked as an independent clinical laboratory consultant. From January 1994 to December 1995, Dr. Homsher was the Director of Quality Assurance and Technical support for Brendan Scientific, a manufacturer of quality control software for clinical, research and industrial laboratories. From February 1993 to December 1994, Dr. Homsher was a Senior Research Scientist at McCann Associates, a manufacturer of diagnostic and clinical reagents. From January 1990 to January 1993, Dr. Homsher was a clinical chemist and quality assurance specialist for Roche Biomedical Laboratories, Inc., a reference laboratory for clinical laboratories.

     The Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), provide for a staggered Board of Directors, whereby the directors are divided into three classes (as nearly equal in number as feasible). The initial terms of each of the classes of directors expires at the annual meetings of the shareholders to be held in 1998, 1999 and 2000 for the Class I, Class II and Class III directors, respectively. Thereafter, the term of each class shall be for three years or until their successors are elected and qualified or until their earlier death, resignation or removal. Pursuant to the Company's Articles of Incorporation, directors may be removed only for cause. The following directors have been elected to fill the following classes: Class I (initial term until the 1998 annual meeting) -- Mr. Lewis and Mr. McKee; Class II (initial term until the 1999 annual meeting) -- Mr. Xirinachs; and Class III (initial term until the 2000 annual meeting) -- Mr. Chioini.

     Officers serve at the discretion of the Board of Directors. Pursuant to the Underwriting Agreement, the Company has agreed, for a period of no less than three years from the Effective Date, to engage a designee, acceptable to the Underwriter and the Company, to serve as an Advisor to the Company's Board of Directors. Such Advisor shall be entitled to attend all meetings of the Board of Directors, to receive all notices and other correspondence and communications sent by the Company to its directors, and to receive compensation equal to the compensation paid to nonemployee directors of the Company. The Company has also agreed that, in lieu of the Underwriter's right to designate an Advisor, the Underwriter has the right to designate one person for election as a director, and the Company has agreed to use its best efforts to cause such designee to be elected to the Board of Directors.

COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer for the year ended December 31, 1996 by the Predecessor Company. During the year ended December 31, 1996, no other officers earned in excess of $100,000 in total annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                              ANNUAL COMPENSATION
                                                                         -----------------------------
                                                                          SALARY        OTHER ANNUAL
                NAME AND PRINCIPAL POSITION                     YEAR        ($)       COMPENSATION ($)
                ---------------------------                     ----      ------      ----------------
Robert L. Chioini, President and Chief Executive Officer...    1996(1)    $59,000         $5,800(2)

------------------
(1) Reflects amounts paid by the Predecessor Company to Mr. Chioini for such fiscal year. The Company did not commence operations until February 1997. On February 19, 1997, the Company entered into a three-year employment agreement with Mr. Chioini pursuant to which Mr. Chioini is being paid an annual salary of $115,000 plus certain other perquisites. Upon completion of the Offering, Mr. Chioini's salary will be increased to an annual rate of $150,000. See " -- Employment Agreements."

(2) Represents reimbursement of expenses incurred by Mr. Chioini relating to the personal use of a Company automobile.

     In July 1997, Mr. Chioini was granted on option to purchase 90,000 Common Shares at a per share exercise price of $3.00, under the Company's 1997 Stock Option Plan. Such option vests in 25% cumulative annual installments beginning on the date of grant.

COMPENSATION OF DIRECTORS

     The Company's directors who are not officers or employees of the Company (collectively, the "Outside Directors") receive $1,000 for each Board meeting attended in person and $250 for each telephonic Board meeting attended. The Company also reimburses Outside Directors for their reasonable expenses of attending Board and Board committee meetings.

     In July 1997, the Board of Directors and shareholders of the Company adopted the Rockwell Medical Technologies, Inc. 1997 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan permits the Board of Directors, among other things, to grant options to purchase Common Shares to directors of the Company, including Outside Directors. In July 1997, the Board of Directors granted to each of the three existing Outside Directors options to purchase 20,000 Common Shares at a per share exercise price of $3.00. Upon the election of any new member to the Board of Directors who is an Outside Director, the Board of Directors intends to grant to such member an option to purchase 20,000 Common Shares at a per share exercise price equal to the fair market value of a Common Share at the date of grant. Beginning with the first annual meeting of the shareholders of the Company after July 1997, provided that a sufficient number of Common Shares remain available under the Stock Option Plan, on each date on which an annual meeting of the shareholders of the Company is held, the Board of Directors intends to grant to each Outside Director who is then serving on the Board of Directors, an option to purchase 5,000 Common Shares. The exercise price of the options will be the fair market value of the Common Shares on the date of grant. The options granted to Outside Directors under the Stock Option Plan will become fully exercisable on the first anniversary of the date of grant. Such options will expire ten years after the date of grant. If an Outside Director becomes an officer or employee of the Company and continues to serve as a member of the Board of Directors, options granted under the Stock Option Plan will remain exercisable in full.

     For a description of the Company's consulting agreement with Wall Street, a consulting company owned by Mr. Lewis and Mr. Xirinachs, each of whom is a director of the Company, see "Certain Transactions--Consulting Agreement."

EMPLOYMENT AGREEMENT

     The Company entered into an employment agreement with Robert L. Chioini in February 1997, pursuant to which Mr. Chioini is employed as the President and Chief Executive Officer of the Company for a period ending February 19, 2000. Mr. Chioini's base salary is $115,000, which may be increased by the Board of Directors. The Board has increased his salary to $150,000 effective on the closing date of this Offering.

Mr. Chioini's employment agreement contains a three year non-compete provision and provides for him to devote his full-time and attention to the Company's business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION ON DIRECTORS' LIABILITY

     The Michigan Business Corporation Act, as amended, authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Company's Bylaws relating to indemnification of directors and executive officers generally provide that directors and executive officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or executive officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act, as amended. The Company believes that such indemnification will assist the Company in continuing to attract and retain talented directors and officers in light of the risk of litigation directed against directors and officers of publicly-held corporations.

     The Michigan Business Corporation Act, as amended, also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The provisions of the Company's Articles of Incorporation limit director liability to the maximum extent currently permitted by Michigan law. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct. These provisions, however, do not affect liability under the Securities Act.

     In addition, the Company has obtained Directors' and Officers' liability insurance. The policy provides for $1,000,000 in coverage including prior acts dating to the Company's inception and liabilities under the Securities Act in connection with this Offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

FORMATION OF THE COMPANY

     In October 1996, Messrs. Chioini, Lewis and Xirinachs founded the Company. In connection with the formation of the Company Messrs. Chioini, Lewis and Xirinachs received 500,000, 750,000 and 750,000 shares, respectively, of the Company's Common Shares for an aggregate purchase price of $1,000.

ACQUISITION OF BUSINESS OF PREDECESSOR COMPANY

     On February 19, 1997, the Company acquired the business of the Predecessor Company for total consideration of $2,441,664.47 pursuant to an Asset Purchase Agreement dated as of November 1, 1996, as amended (the "Asset Purchase Agreement"). Mr. Robert L. Chioini, the President, Chief Executive Officer and a director of the Company, owns a 20% equity interest in the Supply Company. The purchase price consisted of: (i) $150,000 paid to the Sellers in cash; (ii) a cash payment to NBD Bank of approximately $375,000 to retire an outstanding debt owed by the Predecessor Company to NBD Bank; and (iii) an 8.5% promissory note in the principal amount of $1,916,664.47 made by the Company in favor of the Supply

Company (the "Note"). Under the terms of the Note and the Asset Purchase Agreement, a prepayment of $500,000 on the Note was due on May 19, 1997, which date was extended by the Supply Company to May 31, 1997. Pursuant to a letter agreement dated April 4, 1997, the Supply Company agreed that, upon receipt of the $500,000 prepayment on the Note, the remaining principal balance under the Note would be converted into shares of Series A Preferred Stock at a conversion ratio of one share of Series A Preferred Stock for each $1.00 of outstanding principal due under the Note. The Company made the required $500,000 prepayment under the Note and the Note was converted into 1,416,664 shares of Series A Preferred Stock.

     Under the terms of the Series A Preferred Stock, the Company is obligated to redeem such Series A Preferred Stock on or before January 31, 1998 (the "Mandatory Redemption Date"), at a redemption price of $1.00 per share, plus any accrued and unpaid dividends from June 1, 1997. The Company's obligation to redeem the Series A Preferred Stock has been guaranteed (the "Guaranty") by each of Messrs. Chioini, Lewis and Xirinachs, and such Guaranty is secured by the pledge of 1,478,260 Common Shares (the "Pledged Shares") owned by such Principal Shareholders pursuant to an Escrow Agreement dated as of July 22, 1997 (the "Escrow Agreement"). If the Company fails to redeem the outstanding shares of Series A Preferred Stock on or before the Mandatory Redemption Date, the Supply Company has a period of 45 days following such date to elect either to: (i) exercise its rights under the Guaranty and the Escrow Agreement to retain the Pledged Shares which remain held in escrow, in full satisfaction and discharge of the Guaranty and the Company's obligation to redeem the Series A Preferred Stock; or (ii) terminate its rights under the Guaranty, relinquish and terminate its interest in the Pledged Shares and proceed against the Company to collect the outstanding redemption payment. In addition to the mandatory redemption discussed above, the Company has the right to redeem shares of Series A Preferred Stock at any time prior to the Mandatory Redemption Date. The Company intends to use a portion of the net proceeds of this Offering to fund the payment of the redemption price necessary to redeem the Series A Preferred Stock. See "Use of Proceeds."

     In addition, in connection with the purchase of the business from the Predecessor Company, the Company paid $178,000 to the landlord under the Lease, as a prepayment of future rents and as an additional security deposit in order to induce such landlord to consent to the assignment of the Lease and to release the Predecessor Company and its shareholders, including Mr. Chioini, from their obligations under the Lease. See "Business -- Properties."

CONSULTING AGREEMENT

     The Company is party to a consulting agreement with Wall Street dated as of February 19, 1997 pursuant to which Wall Street provides management and financial consulting services to the Company. The Company has agreed to pay Wall Street a consulting fee of $25,000 per month from the date of the agreement through December 1997, subject to renewal upon the mutual agreement of the Company and Wall Street. Prior to February 19, 1997, Wall Street rendered consulting services to the Company beginning in November 1996, for a consulting fee of $25,000 per month. Wall Street is owned by Gary D. Lewis and by Michael
J. Xirinachs, each of whom are founders of the Company and serve as Directors of the Company. The Company has paid or accrued an aggregate of $175,000 in consulting fees to Wall Street under these arrangements through May 31, 1997.

SHAREHOLDER LOANS

     On April 29, 1997, Messrs. Chioini, Lewis and Xirinachs loaned $50,000, $25,000 and $50,000, respectively, to the Company. The loans were evidenced by 8.5% promissory notes in the amounts of $50,000, $25,000 and $50,000, respectively. The Company repaid such loans, including accrued interest, in June, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 21, 1997, certain information concerning the Common Shares beneficially owned by each director and the chief executive officer of the Company, by all executive officers and directors of the Company as a group, and by each shareholder that is a beneficial owner of more than 5% of the outstanding Common Shares:

                                                                                         Percentage
                                               Amount and                            Beneficially Owned
                                          Nature of Beneficial       --------------------------------------------------
               Name                           Ownership(1)           Before the Offering(2)       After the Offering(3)
-----------------------------------       --------------------       ----------------------       ---------------------
Gary D. Lewis(4)(5)(6).............              750,000                      24.9%                        16.3%
Michael J. Xirinachs(4)(6).........              750,000                      24.9%                        16.3%
Robert L. Chioini(4)(6)(7).........              522,500                      17.2%                        11.3%
Norman L. McKee....................                    0                         --                           --
All directors and executive
  officers as a group (6
  persons)(8)......................            2,043,750                      66.8%                        43.9%

------------------
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above as of the date of the table, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but it not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on 3,015,000 Common Shares outstanding as of July 21, 1997.

(3) Based on 4,609,286 Common Shares outstanding, assuming all 1,500,000 Units offered hereby are sold to third parties and assuming the issuance of 94,286 Additional Shares to investors in the First Prior Financing. See "Description of Securities -- Prior Financings."

(4) Address is c/o the Company, 28025 Oakland Oaks Drive, Wixom, Michigan 48393.

(5) Includes 675,000 Common Shares owned jointly with Mr. Lewis's wife and 75,000 Common Shares held in custodial accounts for the benefit of Mr. Lewis's three minor children.

(6) 554,347, 554,347, and 369,566 of Common Shares owned by Mr. Lewis, Mr. Xirinachs and Mr. Chioini, respectively, have been pledged to secure their obligations under the Guaranty to the Supply Company of the Company's obligation to redeem the Series A Preferred Stock on the Mandatory Redemption Date. The Principal Shareholders retain voting and dispositive power with respect to the Pledged Shares until the occurrence of a default in the Company's obligation to redeem the Series A Preferred Stock. Any such default could result in a change in control of the Company. See "Certain Transactions -- Acquisition of Business of Predecessor Company." The Company intends to use a portion of the proceeds of this Offering to redeem the Series A Preferred Stock. See "Use of Proceeds."

(7) Includes 22,500 Common Shares that Mr. Chioini has the right to acquire within 60 days.

(8) Includes 43,750 Common Shares which all executive officers and directors as a group have the right to acquire within 60 days.

                           DESCRIPTION OF SECURITIES

UNITS

     Each Unit consists of one Common Share and two Warrants, each Warrant entitling the holder to purchase one Common Share. The Common Shares and Warrants are immediately transferable separately.

GENERAL

     The authorized capital shares of the Company consist of an aggregate of 20,000,000 Common Shares, no par value per share ("Common Shares"), 1,416,664 shares of 8.5% non-voting cumulative Series A Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"), and 2,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). 3,015,000 Common Shares, 1,416,664 shares of Series A Preferred Stock and no shares of Preferred Stock are currently issued and outstanding. 94,286 Additional Shares will be issued to investors in the First Prior Financing on the closing date of this Offering.

COMMON SHARES

     Holders of Common Shares are entitled to one vote per Common Share on each matter submitted to a vote of shareholders of the Company and to participate ratably in dividends and other distributions when and if declared by the Board of Directors from funds legally available therefor. See "Risk Factors -- Absence of Dividends on Common Shares." Upon the liquidation, dissolution or winding up of the Company, holders of Common Shares are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Common Shares. Holders of Common Shares do not have cumulative voting rights or preemptive, subscription or conversion rights and are not redeemable. The Common Shares presently outstanding are, and the Common Shares to be issued in connection with this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

     The Board of Directors is authorized to issue additional Common Shares within the limits authorized by the Company's Articles of Incorporation without further shareholder action. The Company has agreed with the Underwriter that it will not issue any securities, including but not limited to Common Shares, for a period of 24 months following the Effective Date, except as disclosed in or contemplated by this Prospectus, without the prior written consent of the Underwriter.

     The directors of the Company serve staggered three-year terms. The directors of the Company will hold office until the Annual Meeting of Shareholders to be held in 1998 for Gary D. Lewis and Norman L. McKee, the Annual Meeting of Shareholders to be held in 1999 for Michael J. Xirinachs, and the Annual Meeting of Shareholders to be held in 2000 for Robert L. Chioini, and until their successors are elected and qualified. Directors may not be removed without cause. The Articles of Incorporation also set the minimum and maximum number of directors constituting the entire Board at three and fifteen, respectively, and require approval of holders of a majority of the Company's voting shares to amend these provisions.

SERIES A PREFERRED STOCK

     The Board of Directors has authorized and issued 1,416,664 shares of Series A Preferred Stock. The terms of the Series A Preferred Stock are as follows:

     Dividend Rights. Holders of Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $0.085 per share per year (pro rated for partial years) accruing from June 1, 1997, as and when directed by the Board of Directors of the Company. As long as any shares of Series A Preferred Stock are outstanding, the Company may not (i) declare, pay, or set money, securities or other property apart for the payment of, any dividend on any other shares of the Company, including all classes of common stock and any other series of preferred stock (all of such shares of the Company referred to as the "Junior Shares"), or
(ii) make any payment on account of, or set money, securities or other property apart for the payment into, a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Shares or any warrants, rights, calls or options exercisable for or exchangeable into any of the Junior Shares (collectively, the "Junior Securities"), or (iii) make any distribution in respect of any Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Shares to the holders of Junior Shares), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid.

     Redemption. The Company is required to redeem all outstanding shares of Series A Preferred Stock on January 31, 1998 (the "Mandatory Redemption Date"), at a purchase price equal to $1.00 per share plus accumulated and unpaid dividends on the Mandatory Redemption Date. The purchase price must be paid in cash. From and after the Mandatory Redemption Date, the holders of Series A Preferred Stock will not have any rights as shareholders of the Company except the right to receive from the Company the redemption price of such Series A Preferred Stock, without interest, upon the surrender of such Series A Preferred Stock to the Company. In addition, the Company has the right and option at any time prior to the Mandatory Redemption Date to purchase, redeem or otherwise acquire any or all of the Series A Preferred Stock for a purchase price equal to $1.00 per share plus accumulated and unpaid dividends on such share through the date of repurchase or redemption. Upon consummation of this Offering, the Company intends to repurchase and redeem all of the Series A Preferred Stock for a purchase price of approximately $1,453,000 (assuming such redemption is effected on September 19, 1997). See "Use of Proceeds."

     Liquidation Rights. Subject to the prior rights of the Company's creditors, the holders of the Series A Preferred Stock are entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, $1.00 per share, plus accrued and unpaid dividends, before any payment to holders of Junior Shares. If, in any such case, the assets of the Company are insufficient to make such payment in full, then the available assets will be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amount to which each holder would be entitled.

     Conversion Rights. Holders of Series A Preferred Stock have no conversion rights; however, the obligation of the Company to effect the mandatory redemption of the Series A Preferred Stock by the Mandatory Redemption Date is guaranteed by the Principal Shareholders pursuant to the Guaranty, which Guaranty is secured by a pledge of the Pledged Stock. See "Certain Transactions -- Acquisition of Business of Predecessor Company."

     Voting Rights. Holders of Series A Preferred Stock have no voting rights, except as may be required by law.

WARRANTS

     The Warrants offered hereby will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent").

     Each Warrant will be separately transferable and will entitle the registered holder thereof to purchase one Common Share at $4.50 per share (subject to adjustment as described below) for a period of three years commencing one year after the Effective Date and ending on the fourth anniversary of the Effective Date (the "Exercise Period"). The exercise price of the Warrants was determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of, or to imply that, any price increases will occur in the Company's securities. The exercise price and the number and kind of Common Shares issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Warrants. A holder of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants before the earlier of the expiration or redemption date to the Warrant Agent at its offices, together with the form of election to purchase on the reverse side of such certificate properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants.

     The Company has authorized and reserved for issuance a number of Common Shares sufficient to provide for the exercise of the Warrants. When issued, upon proper exercise of the Warrants and payment of the exercise price specified in the Warrants, each Common Share will be fully paid and nonassessable. Holders of Warrants will not have any voting or other rights as shareholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto.

     The Warrants may be redeemed by the Company at a price of $.10 per Warrant, upon not less than 30 days prior written notice to registered holders of the Warrants at any time during the Exercise Period, with the prior written consent of the Underwriter, if the average of the closing bid quotations of the Common Shares, during the period of 20 consecutive trading days ending on the third day prior to the date upon which notice of redemption is given, as reported on The Nasdaq SmallCap Market (or if the Common Shares are not quoted thereon, the closing sale price of the Common Shares on the Nasdaq National Market or other principal securities exchange upon which the Common Shares are then quoted or listed, or such other reporting system that provides closing sale prices for the Common Shares), is greater than $8.50 per share, subject to adjustment in the event of stock splits and similar events. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for the redemption of the Warrants in the notice of redemption. The Company may redeem the Warrants at a time when it is disadvantageous for the holders of the Warrants. The holders of the Warrants may, therefore, be forced to exercise the Warrants and pay the exercise price or sell the Warrants at the current market price for the Warrants when they otherwise might wish to hold the Warrants, or accept the redemption price, which is likely to be substantially less than the market price of the Warrants at the time of redemption.

     The Company will pay the Underwriter a fee of 5% of the exercise price of each Warrant exercised, provided (i) the market price of Common Shares on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and (vi) the Underwriter is designated in writing as the soliciting NASD member. The Underwriter and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriter and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

     For a description of the requirements with respect to the maintenance of an effective registration statement in order to permit holders to exercise Warrants, see "Risk Factors -- Non-registration in Certain Jurisdictions of Common Shares Underlying the Warrants; Exercise of Warrants."

PREFERRED STOCK

     The Company is authorized to issue up to 2,000,000 shares of Preferred Stock in one or more series, each with such designations, rights, preferences, privileges and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without further shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of Common Shares or adversely affect the voting power or other rights of the holders of Common Shares. The issuance of Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Stock when issued may have a depressive effect on the market price of the Company's securities and may limit shareholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids. The Company has no present intention to issue any shares of Preferred Stock. The Company has agreed with the

Underwriter that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but not limited to any shares of Preferred Stock, for a period of 24 months following the Effective Date, without the prior written consent of the Underwriter. See "Underwriting."

PRIOR FINANCINGS

     In February 1997, the Company sold an aggregate of 495,000 Common Shares for a purchase price of $2.50 per Common Share (the "First Prior Financing"). The aggregate net proceeds to the Company from the First Prior Financing were $1,212,500, plus the discharge of a $25,000 debt owed to one of the investors. In connection with the First Prior Financing, purchasers of Common Shares offered thereby were granted a right to receive additional Common Shares if the Company engaged in an initial public offering of its Common Shares at a public offering price per share that was less than twice the per share purchase price paid by the investors in the First Prior Financing. In such event, the Company must issue additional Common Shares to the investors that participated in the First Prior Financing such that the effective purchase price paid by such investors for Common Shares (including the Additional Shares) equals one-half of the initial public offering price. Accordingly, assuming the Company completes this Offering at an initial public offering price of $4.20 per Unit, the Company will issue an aggregate of 94,286 Additional Shares to the investors that participated in the First Prior Financing.

     The Company also granted "piggyback" registration rights to investors that purchased Common Shares in the First Prior Financing. See "-- Registration Rights."

     In May through July 1997, the Company sold an aggregate of 26 units, each unit consisting of 20,000 Common Shares and 20,000 Bridge Warrants for a purchase price of $60,000 per unit, or an aggregate of $1,560,000 (the "Second Prior Financing"). Each Bridge Warrant entitles the registered holder thereof to purchase one Common Share at an exercise price of $4.50 per share, subject to adjustment in certain events, at any time commencing one year from the Effective Date and ending on the fourth anniversary of the Effective Date. On the Effective Date, the Bridge Warrants will convert automatically into warrants having terms identical to the Warrants being offered in the Offering.

     In connection with the Second Prior Financing, the Company paid aggregate fees of $156,000 to Maidstone Financial, Inc., the Underwriter in this Offering, which acted as placement agent. In addition, the Company paid the Underwriter a $46,800 non-accountable expense allowance and other expenses of such financing. The net proceeds of the Second Prior Financing (approximately $1,248,348) were used in part to reduce the obligation under the note payable to the Predecessor Company ($500,000) and to fund the Company's operating losses and provide working capital.

REGISTRATION RIGHTS

     Investors in the First Prior Financing have the right to request registration of the Common Shares issued in connection with the First Prior Financing in any registration statement filed by the Company with the Commission under the Securities Act (with certain exceptions) for the issuance and sale of its securities. Pursuant to lock-up agreements signed by each of the investors in the First Prior Financing, such investors have waived their registration rights with respect to this Offering and have agreed not to sell or otherwise dispose of securities of the Company, including Common Shares, for a period of 13 months following the Effective Date, without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter.

     Investors who acquired Common Shares and Bridge Warrants in the Second Prior Financing have the right to request registration of the Common Shares and/or Bridge Warrants (or securities issued therefor) and the Common Shares issued or issuable upon exercise therefor in any registration statement filed by the Company with the Commission under the Securities Act (with certain exceptions) for the issuance and sale of its securities. Pursuant to lock-up agreements signed by each of the investors in the Second Prior Financing, such investors have waived their registration rights with respect to this Offering and have agreed not to sell or otherwise dispose of securities of the Company, including Common Shares and the Bridge Warrants, for a period of 13 months following the Effective Date, without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter.

     The holders of the Underwriter Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the Common Shares issuable upon exercise of the Underwriter Warrants and the underlying Warrants, which Common Shares have been registered by the Company on the Registration Statement on Form SB-2 of which this Prospectus is a part.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding 4,609,286 Common Shares (assuming no exercise of the Over-Allotment Option, the Warrants, the Bridge Warrants, the Underwriter Warrants and other outstanding options and warrants) and 1,416,664 shares of Series A Preferred Stock, which Series A Preferred Stock will be redeemed using a portion of the proceeds of this Offering. Of these shares, the 1,500,000 Common Shares sold in this Offering (in addition to the 3,000,000 Common Shares issuable upon exercise of the Warrants) will be freely tradeable without restriction under the Securities Act, except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. The remaining 3,109,286 Common Shares are "restricted securities" (as that term is defined in Rule 144) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. Of the outstanding restricted Common Shares, 2,000,000 shares will be owned by Messrs. Lewis, Xirinachs and Chioini, who may be deemed "affiliates" of the Company, as that term is defined in Rule 144. An additional 520,000 Common Shares underlying the Bridge Warrants will, upon issuance, be "restricted securities."

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, whose restricted securities have satisfied a one-year holding period, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three month period, a number of restricted shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the shares are quoted on The Nasdaq Stock Market or a national securities exchange, the average weekly trading volume during the four calendar weeks preceding the filing of Form 144 with respect to the sale. A person who has not been an affiliate of the Company for at least three months, and whose restricted securities have satisfied a two-year holding period, is entitled to sell such restricted securities under Rule 144 without regard to any of the limitations described above. Affiliates, however, continue to be subject to such limitations even after such two-year holding period, and they are subject to such limitations with respect to their sales of non-restricted securities.

     The restricted Common Shares will be eligible for sale pursuant to Rule 144 commencing 90 days after the Effective Date. However, officers, directors and other security holders of the Company owning and/or having rights to acquire in
the aggregate      Common Shares have entered into agreements with the
Underwriter not to sell or otherwise dispose of any securities of the Company, including Common Shares, for a period of 13 months following the Effective Date, without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter; provided, however, that if prior to the expiration of the lock-up period, the Company's Common Shares are subject to a tender offer and holders of the Company's Common Shares (other than the existing shareholders) agree to tender a majority of the outstanding Common Shares to the offeror, then the Underwriter shall release all shareholders subject to the Lock-Up Agreements from the restrictions imposed thereby solely for the purpose of tendering their Common Shares to the offeror pursuant to the terms of the tender offer. Following expiration of the term of the Lock-Up Agreements, 3,109,286 shares will become eligible for resale pursuant to Rule 144, subject to the volume limitations and compliance with the other provisions of Rule 144. Furthermore, the holders of the Underwriter Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the Common Shares issuable upon exercise of the Underwriter Warrants and the underlying Warrants, which Common Shares have been registered by the Company on the Registration Statement on Form SB-2 of which this Prospectus is a part. The Company also intends to register the 450,000

Common Shares issuable upon the exercise of options available under the Company's 1997 Stock Option Plan. In addition, the investors in the First Prior Financing and the investors in the Second Prior Financing have piggy-back registration rights with respect to their Common Share, Bridge Warrants and the 520,000 underlying Common Shares. These rights have been waived in connection with this Offering.

     The Company is unable to predict the effect that sales under Rule 144, pursuant to a registered public offering or otherwise may have on the then prevailing market price of the Units, Common Shares or Warrants, but such sales may have a substantial depressive effect on such market price. The above is a summary of Rule 144 and is not intended to be a complete description of the Rule. See "-- Registration Rights," "--Warrants," "Certain Transactions" and "Underwriting".

     As a result of the Offering, an additional 3,000,000 Common Shares (3,450,000 if the Over-Allotment Option is fully exercised) will be subject to issuance upon the exercise of the Warrants offered hereby, and an additional 450,000 Common Shares will be subject to issuance upon the exercise of the Underwriter Warrants and the underlying Warrants.

     As of July 21, 1997, there were 39 record holders of the Common Shares.

ANTI-TAKEOVER LEGISLATION

     Chapters 7A and 7B of the Michigan Business Corporation Act, as amended, may affect attempts to acquire control of the Company. In general, under Chapter 7A, "business combinations" (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an "interested shareholder" (defined as the direct or indirect beneficial owner of at least 10 percent of the voting power of a covered corporation's outstanding shares) can only be consummated if approved by at least 90 percent of the votes of each class of the corporation's shares entitled to vote and by at least two-thirds of such voting shares not held by the "interested shareholder" or affiliates, unless five years have elapsed after the person involved became an "interested shareholder" and unless certain price and other conditions are satisfied. The Board of Directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified interested shareholders.

     In general, under Chapter 7B, an entity that acquires "Control Shares" of the Company may vote the Control Shares on any matter only if a majority of all shares, and of all non-"Interested Shares", of each class of stock entitled to vote as a class, approve such voting rights. Interested Shares are shares owned by officers of the Company, employee-directors of the Company and the entity making the Control Share Acquisition (as defined). Control Shares are shares that, when added to shares already owned by an entity, would give the entity voting power in the election of directors or any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a corporation on the approval of a majority of the pre-existing disinterested shareholders. The Board of Directors may amend the bylaws before a Control Share Acquisition occurs to provide that Chapter 7B does not apply to the Company.

TRANSFER AGENT AND WARRANT AGENT

     The Company has engaged American Stock Transfer & Trust Company to act as Transfer Agent for the Company's Units and Common Shares and Warrant Agent for the Warrants.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the number of Units set forth opposite its name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                        UNDERWRITER                               UNITS
                        -----------                               -----
Maidstone Financial, Inc. ..................................    1,500,000
                                                                ---------
     Total..................................................    1,500,000
                                                                =========

The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent. The Underwriter is committed to purchase all of the Units offered hereby, on a firm commitment basis, if any are purchased.

     The Underwriter has advised the Company that it proposes initially to offer the 1,500,000 Units to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to selected dealers who are
members of the NASD concessions not in excess of $     per Unit, of which not
more than $     per Unit may be re-allowed to certain other dealers who are NASD members. After the initial public offering, the public offering price, concession and reallowance may be changed by the Underwriter.

     The Underwriting Agreement also provides that the Underwriter will receive a non-accountable expense allowance of 3% of the gross proceeds of the Offering. The Company also has agreed to pay all expenses in connection with qualifying the Units, Common Shares and the Warrants offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

     Pursuant to the Over-Allotment Option, which is exercisable for a period of 45 days after the Effective Date, the Underwriter may purchase up to 225,000 Units, solely to cover over-allotments, at the offering price, less the underwriting discounts and commissions.

     The Company has agreed to sell to the Underwriter on the closing date of this Offering, for $10, the Underwriter Warrants to purchase 150,000 Units. The Underwriter Warrants shall be exercisable for a period of three years commencing
              , 1998 (one year after the Effective Date) at an exercise price equal to $5.04 (120% of the offering price of the Units sold to the public in the Offering). The Underwriter Warrants are not transferable prior to
              , 1998, except to officers of the Underwriter, members of the selling group and their officers and partners.

     The Company has agreed that, upon written request of the then holder(s) of a majority of the Warrants and the Common Shares issued and/or issuable upon exercise of the Underwriter Warrants (the "Underwriter Warrant Shares") which were originally issued to the Underwriter or to its designees, made at any time within the period commencing one year and ending five years after the Effective Date, the Company will file, at its sole expense, no more than once, a registration statement under the Securities Act registering the Underwriter Warrant Shares. The Company has agreed to use its best efforts to cause the registration statement to become effective. The holders of the Underwriter Warrants may demand registration without exercising the Underwriter Warrants and, in fact, are never required to exercise such Underwriter Warrants. The Company has registered the Underwriter Warrant Shares pursuant to the Registration Statement on Form SB-2 of which this Prospectus is a part.

     The Company has also agreed that if, at any time within the period commencing one year and ending five years after the Effective Date, it should file a registration statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriter Warrants and the Underwriter Warrant Shares shall have therefore availed themselves of any of the registration rights above, the Company, at its own expense, will offer to said holders (with certain exceptions) the opportunity to register the

Underwriter Warrant Shares. The objection of a subsequent underwriter to the above "piggyback" registration rights would preclude such inclusion.

     In addition to the demand and "piggyback" registration rights described above, the Company has agreed to cooperate with the then holders of the Underwriter Warrants and Underwriter Warrant Shares in the preparation and execution of any registration statement required in order to sell or transfer the Underwriter Warrant Shares and will supply all information required therefor, but the expenses of such registration statement will be pro-rated between the Company and the holders of the Underwriter Warrants and Underwriter Warrant Shares in proportion to the aggregate sales price of the securities being issued by each of them.

     For the life of the Underwriter Warrants, the holders thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Shares with a resulting dilution in the interest of other shareholders of the Company. Further, such holders may be expected to exercise the Underwriter Warrants at a time when the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriter Warrants. In addition, the Company may find it more difficult to raise additional capital while the Underwriter Warrants are outstanding.

     In connection with this Offering, the Underwriter and selling group members and their respective affiliates may engage in stabilizing, syndicate short covering transactions, or other transactions during the offering that may stabilize, maintain or otherwise affect the market price of the Units, Common Shares and Warrants. Stabilization transactions, effected in accordance with Rule 104 of Regulation M, are bids for or purchases of Units, Common Shares or Warrants for the purpose of preventing or retarding a decline in the market price of the Units, Common Shares or Warrants or all of them to facilitate the Offering. The Underwriter also may create a short position for its account by selling more Units in connection with the Offering than it is committed to purchase from the Company, and in such case may purchase Units, Common Shares or Warrants in the open market to cover all or a portion of such short position. The Underwriter may also cover all or a portion of such short position by exercising the Over-Allotment Option. Any of the transactions described in this paragraph may result in the maintenance of the price of the Units, Common Shares and Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

     The Company has agreed not to issue any Common Shares, preferred stock or any warrants, options or other rights to purchase Common Shares or preferred
stock prior to               , 1999, without the prior written consent of the
Underwriter, except as contemplated by or as disclosed in this Prospectus. Officers, directors and other security holders of the Company owning and/or
having rights to acquire in the aggregate      Common Shares, have entered into
agreements not to sell or otherwise dispose of any securities of the Company, including Common Shares (except under certain circumstances in connection with a
third party tender offer for the Common Shares), prior to               , 1998,
without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter. See "Shares Eligible for Future Sale."

     The Company has granted to the Underwriter, effective upon completion of this Offering, a right of first refusal for a period of three years after the Effective Date for any public or private offering of securities by the Company, its affiliates or any present or future subsidiaries to raise capital.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against liabilities in connection with the Offering, including liabilities under the Securities Act.

     The Underwriter has informed the Company that it does not expect sales to
discretionary accounts to exceed   % of the Units offered hereby.

     The Underwriter has served as the sole or managing underwriter of only four firm commitment public offerings and participated in two other underwritten public offerings as a member of the underwriting syndicate. Since the Underwriter's experience in underwriting firm commitment public offerings is limited, there can be no assurance that its lack of experience may not adversely affect the public offering of the

Company's securities and the subsequent development, if any, of a trading market for the Company's securities. See "Risk Factors -- Underwriter's Influence on the Market; Possible Limitations on Market Making Activities."

     The Company has been advised that the Underwriter is subject to an informal investigation commenced in March 1996 by the Securities and Exchange Commission. To date, the Commission has only requested certain documents from the Underwriter, and the Underwriter has not been advised of the status of the investigation. There can be no assurance that a formal order of investigation will not be issued, or if issued, that sanctions will not be imposed against the Underwriter. In October 1996, the NASD commenced an examination of certain of the Underwriter's previous underwritings and has requested documents and information in connection with those underwritings. The NASD examination is ongoing and no findings have been made to date. There can be no assurance that such investigation or examination may not affect the Underwriter's ability to maintain a market in the Units, Common Shares and Warrants.

     The Company has agreed that upon the Effective Date of the Offering it will, for a period of not less than three years, engage a designee, acceptable to the Company and the Underwriter, as an advisor to the Board. In lieu of the Underwriter's right to designate an advisor, the Company has agreed, if requested by the Underwriter during such three year period, to nominate and use its best efforts to cause the election of a designee of the Underwriter as a director of the Company. The Underwriter has not yet designated any such person.

     The Underwriter intends to act as a market maker for the Units, Common Shares and Warrants after the closing of the Offering.

     The Company will pay the Underwriter a fee of 5% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Shares on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the exercise of the Warrant was solicited by a member of the NASD, (iii) the Warrant was not held in a discretionary account,
(iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and (vi) the Underwriter is designated in writing as the soliciting NASD member. The Underwriter and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of the exercise of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriter and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

     The Underwriter acted as placement agent for the Second Prior Financing, for which it received selling commissions of $156,000 and a non-accountable expense allowance of $46,800 and other expenses of the offering.

     The Company has agreed to retain the Underwriter as a management and financial advisor for a period of 24 months commencing on the Effective Date at a fee equal to $4,166 per month. The entire fee ($99,984) is payable at the closing of the Offering. In its capacity as an advisor to the Company, the Underwriter will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financings or acquisitions by the Company and related matters. The Underwriter is not obligated to provide any minimum number of hours of advisory services to the Company.

     In addition, the Company has agreed to engage a financial public relations firm reasonably satisfactory to the Underwriter. The public relations firm will not be associated with the Underwriter or any of its affiliates. Such firm, or an acceptable substitute firm, shall be continuously engaged until a date 24 months from the closing of the Offering.

     The initial public offering price of the Units offered hereby and the initial exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the Units and the exercise price of the Warrants included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets, the demand for similar securities of comparable companies, and other factors deemed relevant.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226-3583. Certain legal matters in connection with the Offering will be passed upon for the Underwriter by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, 101 East 52nd Street, New York, New York 10022-6018.

                                    EXPERTS

     The combined balance sheet of the Predecessor Company as of February 19, 1997 and December 31, 1996 and the combined statements of operations, shareholders' deficiency and cash flows for the period from January 1, 1997 through February 19, 1997 and the year ended December 31, 1996 included in this Prospectus, the consolidated balance sheet of the Company as of May 31, 1997 and the consolidated statements of operations, shareholders' equity and cash flows for the period from inception to May 31, 1997 included in this Prospectus, have been audited by Coopers & Lybrand LLP, independent auditors, as stated in their reports appearing in this Prospectus and elsewhere in the registration statement (which reports on the financial statements express an unqualified opinion and include an explanatory paragraph referring to an uncertainty concerning the Company's ability to continue as a going concern), and have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
I.      Consolidated Financial Statements for Rockwell
        Medical Technologies, Inc. and Subsidiary
               Report of Independent Accountants............     F-2
               Consolidated Balance Sheet at May 31, 1997...     F-3
               Consolidated Income Statement for the period
                 from inception to May 31, 1997.............     F-4
               Consolidated Statement of Changes in
                 Shareholders' Equity for the period from
                 inception to May 31, 1997..................     F-5
               Consolidated Statement of Cash Flows for the
                 period from inception to May 31, 1997......     F-6
               Notes to the Consolidated Financial
                 Statements.................................     F-7
II.     Combined Financial Statements for Rockwell Medical
        Supplies, L.L.C. and Rockwell Transportation, L.L.C.
               Report of Independent Accountants............    F-14
               Combined Balance Sheet at February 19, 1997
                 and December 31, 1996......................    F-15
               Combined Income Statement for the period from
                 January 1 to February 19, 1997 and the year
                 ended December 31, 1996....................    F-16
               Combined Statement of Changes in Members'
                 Deficit for the period from January 1 to
                 February 19, 1997 and the year ended
                 December 31, 1996..........................    F-17
               Combined Statement of Cash Flows for the
                 period from January 1 to February 19, 1997
                 and the year ended December 31, 1996.......    F-18
               Notes to the Combined Financial Statements...    F-19

                        [COOPERS & LYBRAND LETTERHEAD]



COOPERS & LYBRAND LOGO

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Rockwell Medical Technologies, Inc. and Subsidiary:

     We have audited the consolidated balance sheet of Rockwell Medical Technologies, Inc. and Subsidiary at May 31, 1997 and the related consolidated statements of income, stockholders' equity, and cash flows for the period ended May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rockwell Medical Technologies, Inc. and Subsidiary at May 31, 1997 and the results of their operations and their cash flows for the period ended May 31, 1997 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred losses from operations and requires additional cash flow to fund operations and the redemption of the Series A Preferred Stock due January 31, 1998 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

COOPERS & LYBRAND LLP

Detroit, Michigan
July 11, 1997, except for Note 11 as to
which the date is July 22, 1997

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                (WHOLE DOLLARS)

                                                                        MAY 31,
                                                                          1997
                                                                        -------
Certificate of Deposit......................................           $   25,000
Accounts Receivable, net of allowance for doubtful accounts
  of $10,000................................................              299,544
Inventory...................................................              311,878
Other Current Assets........................................              123,374
                                                                       ----------
     Total Current Assets                                                 759,796
Property and Equipment, net.................................              658,857
Other Noncurrent Assets.....................................              138,397
Excess of Purchase Price over Fair Value of Net Assets
  Acquired, net.............................................            1,910,207
                                                                       ----------
     Total Assets...........................................           $3,467,257
                                                                       ==========
Notes Payable to Shareholders...............................           $  125,000
Accounts Payable............................................              500,027
Accrued Liabilities.........................................               91,605
                                                                       ----------
     Total Current Liabilities..............................              716,632
Redeemable Preferred Stock -- Series A......................            1,416,664
Shareholders' Equity:
  Common Stock..............................................            2,106,350
  Deficit...................................................             (772,389)
                                                                       ----------
                                                                        1,333,961
                                                                       ----------
     Total Liabilities and Shareholders' Equity.............           $3,467,257
                                                                       ==========

The accompanying notes are an integral part of the consolidated financial statements.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                         CONSOLIDATED INCOME STATEMENT
                 FOR THE PERIOD FROM INCEPTION TO MAY 31, 1997
                                (WHOLE DOLLARS)

Sales.......................................................           $  795,271
Cost of Sales...............................................            1,103,088
                                                                       ----------
  Gross Deficit.............................................             (307,817)
Selling, General and Administrative.........................              421,060
Interest Expense, net.......................................               43,512
                                                                       ----------
  Net loss..................................................           $ (772,389)
                                                                       ==========
Net Loss per share..........................................           $    (0.30)

The accompanying notes are an integral part of the consolidated financial statements.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE PERIOD FROM INCEPTION TO MAY 31, 1997
                                (WHOLE DOLLARS)

                                                                                                  TOTAL
                                              COMMON           COMMON         RETAINED        SHAREHOLDERS'
                                              SHARES           STOCK           DEFICIT           EQUITY
                                              ------           ------         --------        -------------
Issuance of Common Stock, no par value
  -- Initial Capitalization............      2,000,000       $    1,000                        $    1,000
Issuance of Common Stock, no par value
  -- First Prior Financing.............        495,000        1,212,500                         1,212,500
Issuance of Common Stock, no par value
  -- Second Prior Financing............        351,667          892,850                           892,850
Net loss...............................                                        (772,389)         (772,389)
                                             ---------       ----------       ---------        ----------
     Total.............................      2,846,667       $2,106,350       $(772,389)       $1,333,961
                                             =========       ==========       =========        ==========

The accompanying notes are an integral part of the consolidated financial statements.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE PERIOD FROM INCEPTION TO MAY 31, 1997
                                (WHOLE DOLLARS)

Cash flows from operating activities:
  Net loss..................................................    $  (772,389)
  Adjustments to reconcile net loss to net cash used for
     operating activities:
     Depreciation and Amortization..........................         90,107
                                                                -----------
                                                                   (682,282)
     Changes in Working Capital:
       Increase in Accounts Receivable......................       (110,270)
       Increase in Inventory................................        (67,231)
       Increase in Other current Assets.....................        (74,476)
       Decrease in Accounts Payable.........................       (179,914)
       Increase in Other Liabilities........................         61,728
                                                                -----------
          Net change in Working Capital.....................       (370,163)
  Net cash used in operations...............................     (1,052,445)
Cash flows from investing activities:
  Purchase of Business, net of cash acquired................       (508,887)
  Purchase of Equipment.....................................         (6,621)
  Purchase of Certificate of Deposit........................        (25,000)
                                                                -----------
  Cash used in Investing Activities.........................       (540,508)
Cash flows from financing activities:
  Issuance of Common Stock -- initial capitalization........          1,000
  Issuance of Common Stock -- First Prior Financing.........      1,212,500
  Issuance of Common Stock -- Second Prior Financing........        892,850
  Proceeds from notes payable-shareholders..................        125,000
Payment on promissory note..................................       (500,000)
  Deposits paid on leases...................................       (138,397)
                                                                -----------
  Cash provided by financing activities.....................      1,592,953
Increase in cash............................................             --
Cash at beginning of period.................................              0
                                                                -----------
Cash at end of period.......................................    $         0
                                                                ===========

The accompanying notes are an integral part of the consolidated financial statements.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND CAPITALIZATION

     Rockwell Medical Technologies, Inc. (the "Company") was incorporated in October 1996 for the purpose of purchasing and operating the business of Rockwell Medical Supplies, L.L.C. and its sister company, Rockwell Transportation, L.L.C. (collectively, the "Predecessor Companies" or the "Seller"). The Company is, and the Predecessor Companies were, in the business of manufacturing and distributing hemodialysis concentrates and dialysis kits to hemodialysis clinics throughout the United States and Venezuela. Sales to Venezuela accounted for approximately 15% of total sales. The Company also packages, sells and distributes ancillary products related to the hemodialysis process, as did the Predecessor Companies.

     The Company received $1,212,500 in net proceeds from the issuance of Common Stock in the First Prior Financing. Approximately $500,000 of which was used to partially fund the acquisition of the Predecessor Companies. The remaining purchase price was financed through the issuance of a $1,916,664 promissory note (see Note 4).

     The Company is regulated by the Federal Food and Drug Administration under the Federal Drug and Cosmetics Act, as well as by other federal, state and local agencies. In March 1996 the Predecessor Companies received 510(k) approval from the FDA to market hemodialysis solutions and powders, which commenced in May 1996. The 510(k) approval was assigned to the Company in connection with the purchase of the Predecessor Companies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements of the Company include the accounts of Rockwell Medical Technologies, Inc. and its wholly-owned subsidiary, Rockwell Transportation, Inc. All intercompany balances and transactions have been eliminated.

REVENUE RECOGNITION

     The Company recognizes revenue at the date of shipment.

INVENTORY

     Inventory is stated at net realizable value, which includes only raw material costs and excludes the conversion costs required to produce finished goods, due to continuing negative gross margins.

PROPERTY AND EQUIPMENT

     Property and Equipment are recorded at cost. Expenditures for normal maintenance and repairs are charged to expense as incurred. Property and equipment are depreciated using the straight line method over their useful lives, which range from three to eight years.

EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSETS ACQUIRED

     The excess of the price paid by the Company over the fair value of the net assets of the Predecessor Companies has been recorded as an intangible asset and is being amortized on the straight line basis over an estimated useful life of 10 years. The Company assesses the recoverability of the asset based on estimated future undiscounted cash flows of the business. Based upon the Company's analysis no impairment of the asset exists at May 31, 1997.

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

INCOME TAXES

     The Company has recorded a deferred tax asset of approximately $257,000 related to the net operating loss carry forward. This deferred asset has been fully offset by a valuation allowance due to the uncertainty of realization.

ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

NET LOSS PER SHARE

     Net loss per share is calculated based on the weighted average shares outstanding of 2,617,553 including 94,286 of additional shares estimated to be issuable to the shareholders in the First Prior Financing who were entitled to receive additional shares for no additional consideration if the public offering price of the shares to be issued in an initial public offering of the Company's securities was less than $5.00 per share.

3. MANAGEMENT'S PLAN OF OPERATION

     Since February 20, 1997 the Company had been engaged in the business of manufacturing, selling, and distributing hemodialysis concentrates and kits to various clinics throughout the United States and Venezuela. The Company paid approximately $2.4 million for the operating assets and liabilities of the Predecessor Companies. Since inception through May 31, 1997 the Company has recorded losses of $772,389 and used approximately $1,052,000 to fund operating needs since the purchase of the business (see Note 4). Those needs were funded, from inception through May 31, 1997, through proceeds from the issuance of Common Stock and warrants.

     A significant portion of the working capital requirements, approximately $375,000, was due to an initial funding of an escrow account for future facility lease payments, and the immediate payment to trade creditors to ensure continued uninterrupted delivery of raw materials and services. After considering these one-time cash requirements, the Company estimates its cash flows from operations will be deficient by approximately $100,000 per month for the next three to six months for working capital purposes. To fund these working capital requirements, the Company anticipates using a three phased approach as follows 1.) negotiating with its trade creditors to extend terms of payment, 2.) securing a line of credit with a commercial banking institution to be drawn on as funds are required, and 3.) using the proceeds from the issuance of 1,500,000 shares of the Company's Common Stock in a registration to be filed with the Securities and Exchange Commission (the "Offering"). Anticipated net proceeds associated with this Offering are estimated at approximately $5 million. Without the successful completion of the Offering the future viability of the Company cannot be assured.

     In addition to working capital requirements, the Company is required to redeem the 8.5% Series A Preferred Stock on January 31, 1998. (See note 8). Without the successful completion of the Offering, the Company will be unable to meet the mandatory redemption obligation of the Series A Preferred Stock. In the event the Company fails to meet these redemption requirements a change in control of the Company may result.

     The Company has developed cost reduction plans to improve efficiencies and reduce costs. In particular the distribution costs associated with the Company's wholly owned subsidiary, Rockwell Transportation, Inc. are substantial. Cost reduction plans are being developed to reduce inefficiencies in the Company's transportation operations and in the production process. Plans to maximize production capacity through both

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY increased production hours and equipment utilization are in process. The Company feels that the market demand is greater than current production quantities and that increasing capacity through fundamental management techniques can be effected with minimum variable labor and manufacturing costs. Further, these actions will require minimum capital investment.

     Future Company plans have been developed to increase sales with new product offerings and increased market penetration of existing product lines; however these actions will require capital investment estimated at $1.8 million. The effective implementation of these plans will not be possible without the successful completion of the Offering.

     There can be no assurance that even if the Company receives additional capital it will be able to achieve the planned efficiencies and increased sales levels to sustain its operations. There can be no assurance that the Company will obtain any funds on terms acceptable to the Company and at times required by the Company. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

4. PURCHASE OF THE BUSINESS

     Effective February 19, 1997 the Company purchased the assets and assumed certain liabilities of the Predecessor Companies for a purchase price of approximately $2.4 million, excluding liabilities assumed. The transaction was accounted for using the purchase method of accounting. The purchase price has been allocated to assets acquired and liabilities assumed based on the estimated fair market value at the date of acquisition, as follows:

Working capital, less cash acquired.........................       $  (226,999)
Property and Equipment......................................           688,534
Excess of purchase price over fair value of net assets......         1,964,016
                                                                   -----------
                                                                     2,425,551
Promissory Note at 8.5%.....................................        (1,916,664)
                                                                   -----------
     Net cash paid for business acquired....................       $   508,887
                                                                   ===========

     The purchase price consisted of : (i) $150,000 cash payment to the Sellers;
(ii) a cash payment to NBD Bank of approximately $375,000 to retire related outstanding debt; and (iii) the remainder of the purchase price was satisfied by an 8.5% promissory note (the "Note") in the principal amount of approximately $1.9 million. Under the terms of the Note and the Asset Purchase Agreement, a prepayment of $500,000 on the Note was due in May 1997. Pursuant to a letter agreement, the Sellers agreed that upon receipt of the prepayment, the remaining Note balance would be converted into shares of Series A Redeemable Preferred Stock at a conversion ratio of one share of Series A Preferred Stock to one dollar of outstanding principal due under the Note. The Company made the required prepayment and the Note was converted to 1,416,664 shares of Series A Preferred Stock.

5. INVENTORY

     Components of inventory are as follows:

Raw Materials...............................................       $229,962
Finished Goods..............................................         81,916
                                                                   --------
     Total                                                         $311,878
                                                                   ========

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY

6. PROPERTY AND EQUIPMENT

     Major classes of Property and Equipment, stated at cost, are as follows:

Leasehold Improvements......................................       $ 57,400
Machinery and Equipment.....................................        428,867
Office Furniture and Equipment..............................         85,141
Laboratory Equipment........................................         77,056
Vehicles including trailers.................................         46,691
                                                                   --------
                                                                   $695,155
  Accumulated Depreciation..................................        (36,298)
                                                                   --------
Net Property, and Equipment.................................       $658,857
                                                                   ========

7. NOTES PAYABLE TO SHAREHOLDERS

     On May 31, 1997 shareholders notes payable were $125,000 at an interest rate of 8.5%. All notes and accrued interest were paid in full in June 1997.

8. LEASES

     The Company leases a facility for production and administrative offices as well as transportation equipment used by the Company's subsidiary, Rockwell Transportation, Inc. These leases have been accounted for as operating leases. Lease payments were $166,647 for the period ended May 31, 1997. Future minimum rental payment under lease agreements are as follows:

Period from June 1, 1997 to December 31, 1997...............       $254,931
Year ending December 31, 1998...............................        437,025
Year ending December 31, 1999...............................        348,475
Year ending December 31, 2000...............................        192,510
Year ending December 31, 2001...............................         12,600

     In accordance with the assignment of the facility lease from the Predecessor Companies, the landlord required a deposit in escrow of $178,000 which is to be applied against future lease payments of $39,542 in each of the years ending December 31, 1998 and 1999, $59,313 in the year ending December 31, 2000, with the balance held as additional security deposit until the expiration of the facility lease.

     A $25,000 letter of credit has been established for the benefit of certain lessors. The letter of credit is collateralized by a short term certificate of deposit.

9. CAPITAL STOCK

     The authorized capital stock of the Company consists of 4,000,000 shares of Common Stock, no par value per share, of which 2,846,667 shares were outstanding at May 31, 1997; and 8.5% non-voting cumulative redeemable Series A Preferred Stock, $1.00 par value (the "Series A Preferred Stock"), of which 1,416,664 shares were issued effective May 31, 1997.

COMMON STOCK

     Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company and are to receive dividends when and if declared by the Board of Directors. Dividends may not be paid to the common shareholders until the redeemable Series A preferred stock is redeemed. The Board is authorized to issue additional shares of Common Stock within the limits of

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY the Company's Articles of Incorporation without further shareholder action. Holders of 495,000 shares of Common Stock are entitled to receive an additional 94,286 shares of Common Stock at the effective date of the offering for no additional consideration per the terms of the First Prior Financing Agreement. These shares have been included in the net loss per share calculation.

SERIES A PREFERRED STOCK

     Holders of Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $.085 per share per year accruing from June 1, 1997, as and when directed by the Board of Directors of the Company. As long as any shares of Series A Preferred Stock are outstanding, the Company may not (i) declare, pay, or set money, securities or other property apart for the payment of, any dividend on any shares of the Company, including all classes of common stock and any other series of preferred stock (all of such shares of the Company referred to as "Junior Shares"), or (ii) make any payment on account of, or set money, securities or other property apart for, the payment into a sinking or other similar fund for the purchase, redemption or other retirement of, any of the Junior Shares or any warrants, rights, calls or other options exercisable for or exchangeable into any of the Junior Shares (collectively the "Junior Securities"), or (iii) make any distribution in respect of any Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Shares to the holders of Junior Shares), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities, unless prior to or currently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid.

     The Company is required to redeem all outstanding shares of Series A Preferred Stock on January 31, 1998 (the "Mandatory Redemption Date"), at a redemption price equal to $1.00 per share plus accumulated and unpaid dividends accrued through the Mandatory Redemption Date. The purchase price must be paid in cash. From and after the Mandatory Redemption Date, the holders of Series A Preferred Stock will not have any rights as shareholders of the Company except the right to receive from the Company the redemption price of such Series A Preferred Stock, without interest, upon the surrender of such Series A Preferred Stock to the Company. In addition, the Company has the right and option at any time prior to the Mandatory Redemption Date to purchase, redeem or otherwise acquire any or all of the Series A Preferred Stock for a purchase price equal to $1.00 per share plus accumulated and unpaid dividends on such share through the date of repurchase or redemption.

     Subject to the prior rights of the Company's creditors, the holders of the Series A Preferred Stock are entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, $1.00 per share, plus accrued and unpaid dividends. If, in any such case, the assets of the Company are insufficient to make such payment in full, then the available assets will be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amount to which each holder would be entitled.

     Holders of Series A Preferred Stock have no conversion rights, however, the obligation of the Company to effect the mandatory redemption of the Series A Preferred Stock by the Mandatory Redemption Date is guaranteed by certain of the Company's principal shareholders (the "Guaranty"). Such Guaranty is secured by the pledge of 1,478,260 shares of Common Stock (the "Pledged Shares") pursuant to an Escrow Agreement dated as of July 22, 1997 (the "Escrow Agreement"). In the event the Company fails to redeem the outstanding shares of Series A Preferred Stock on or before the Mandatory Redemption Date, the Predecessor Companies have a period of 45 days following such date to elect either to: (i) exercise their rights under the Guaranty and the Escrow Agreement to retain the shares of Common Stock which remain held in escrow, in full satisfaction and discharge of the Guaranty and the Company's obligation to redeem the Series A Preferred Stock; or (ii) terminate their rights under the Guaranty and to relinquish and terminate

               ROCKWELL MEDICAL TECHNOLOGIES, INC. AND SUBSIDIARY their interest in the Pledged Shares and to proceed against the Company to collect the outstanding redemption payment.

     Holders of Series A Preferred Stock have no voting rights except as may be required by law.

WARRANTS

     Holders of the Warrants are entitled to purchase at the stated exercise price of the Warrant one share of Common Stock of the Company subject to certain adjustments and provisions. At May 31, 1997 there were 351,667 warrants issued and outstanding. These Warrants do not become effective until after the completion of the Offering (see Note 2 in these Notes to Consolidated Financial statements).

     Each Warrant will be separately transferable and will entitle the registered holder to purchase one share of Common Stock at the exercise price of $4.50 per share for a period of three years commencing one year after the effective date of the Offering and ending on the fourth anniversary of the effective date of the Offering (the "Exercise Period"). The exercise price and the number of shares of Common Stock to be issued upon the exercise of each Warrant are subject to adjustment in the event of stock split, stock dividend, recapitalization, merger, consolidation or certain other events.

     Under certain conditions, the Warrants may be redeemed by the Company at a redemption price of $.10 per Warrant upon not less than 30 days prior written notice to the holders of such Warrants, provided the closing bid price of the Common Stock has been at least $8.50 for 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given.

10. RELATED PARTIES TRANSACTIONS

     During the period ended May 31, 1997 the Company paid or accrued fees to the consulting firm of Wall Street Partners, Inc. for financial and management services of $175,000. Under a current agreement, the Company is obligated to pay additional consulting fees of $175,000 over the next year. The principals of the consulting firm are shareholders of the Company and members of the Board of Directors.

     In addition, the Company settled a certain obligation in the amount of $25,000 to a related party through the issuance of 10,000 shares of Common Stock.

11. SUBSEQUENT EVENTS

     On July 22, 1997, the Company amended its Articles of Incorporation to: increase the authorized Common Stock to 20,000,000 shares; and to provide for the issuance of the 1,416,664 shares of Series A Preferred Stock. On July 22, 1997 the Company issued 1,416,664 shares of Series A Preferred Stock, effective May 31, 1997, to the Sellers in accordance with the Asset Purchase Agreement (see Note 4).

     The Amendment to the Articles of Incorporation also authorizes the Company to issue up to 2,000,000 shares of "blank check" Preferred Stock (the "Blank Check Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board is empowered without further shareholder approval, to issue the Blank Check Preferred Stock with dividend liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the voting power or other rights of the holders of the Company's Common stock. In the event of issuance, the Blank Check Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing change in control of the Company.

     On July 15, 1997 the Board of Directors and shareholders of the Company adopted the Rockwell Medical Technologies, Inc. 1997 Stock Option Plan. The plan provides for the issuance of 450,000 options with an exercise price equal to fair value at the date of grant. Also effective July 15, 1997, the Company granted 295,500 Stock options to officers and directors of the Company at an exercise price of $3.00.

                        [COOPERS & LYBRAND LETTERHEAD]


COOPERS & LYBRAND LOGO

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Rockwell Medical Supplies, L.L.C and
Rockwell Transportation, L.L.C:

     We have audited the combined balance sheets of Rockwell Medical Supplies, L.L.C and Rockwell Transportation, L.L.C (the "Company") at February 19, 1997 and December 31, 1996 and the related combined statements of income, members' deficit, and cash flows for the period ended February 19, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Rockwell Medical Supplies, L.L.C and Rockwell Transportation, L.L.C at February 19, 1997 and December 31, 1996 and the results of their operations and their cash flows for the period ended February 19, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND LLP

Detroit, Michigan
July 11, 1997

Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

                            COMBINED BALANCE SHEETS
                                (WHOLE DOLLARS)

                                                              FEBRUARY 19,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Cash........................................................  $    44,270    $    65,978
Accounts Receivable, net of allowance for doubtful accounts
  of $10,000 and $5,000 at February 19, 1997 and December
  31, 1996, respectively....................................      189,274        205,168
Inventory...................................................      244,647        343,539
Other Current Assets........................................       48,898         48,417
                                                              -----------    -----------
  Total Current Assets......................................      527,089        663,102
Property and Equipment, net.................................      670,885        728,557
                                                              -----------    -----------
  Total Assets..............................................  $ 1,197,974    $ 1,391,659
                                                              ===========    ===========
Notes Payable, Bank.........................................      375,000        375,000
Payable to Members..........................................  $ 1,868,149    $ 1,868,149
Accounts Payable............................................      679,941        512,074
Accrued Liabilities.........................................       33,315         28,848
                                                              -----------    -----------
  Total Current Liabilities.................................    2,956,405      2,784,071
  Members' Deficit:
Contributed Capital.........................................       50,000         50,000
Deficit.....................................................   (1,808,431)    (1,442,412)
                                                              -----------    -----------
  Total Liabilities and Members' Deficit....................  $ 1,197,974    $ 1,391,659
                                                              ===========    ===========

The accompanying notes are an integral part of the combined financial statements.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

                           COMBINED INCOME STATEMENTS
                                (WHOLE DOLLARS)

                                                                JANUARY 1 TO        YEAR ENDED
                                                                FEBRUARY 19,       DECEMBER 31,
                                                                    1997               1996
                                                                ------------       ------------
Sales.......................................................     $ 343,555         $ 1,019,856
Cost of Sales...............................................       529,121           1,617,363
                                                                 ---------         -----------
  Gross Margin..............................................      (185,566)           (597,507)
Selling, General and Administrative Expenses................       177,015             773,344
Interest Expense............................................         3,438              12,634
                                                                 ---------         -----------
  Net Loss..................................................     $(366,019)        $(1,383,485)
                                                                 =========         ===========

The accompanying notes are an integral part of the combined financial statements.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

               COMBINED STATEMENT OF CHANGES IN MEMBERS' DEFICIT
                                (WHOLE DOLLARS)

                                                         CONTRIBUTED                      TOTAL MEMBERS
                                                           CAPITAL           DEFICIT         DEFICIT
                                                         -----------         -------      -------------
Balances at January 1, 1996..........................      $50,000         $   (58,927)    $    (8,927)
                                                           -------         -----------     -----------
  Net loss...........................................           --          (1,383,485)     (1,383,485)
                                                           -------         -----------     -----------
Balances at December 31, 1996........................       50,000          (1,442,412)     (1,392,412)
     Net loss for the period January 1, 1997 to
       February 19, 1997.............................           --            (366,019)       (366,019)
                                                           -------         -----------     -----------
Balances at February 19, 1997........................      $50,000         $(1,808,431)    $(1,758,431)
                                                           =======         ===========     ===========

The accompanying notes are an integral part of the combined financial statements.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

                        COMBINED STATEMENT OF CASH FLOWS
                                (WHOLE DOLLARS)

                                                                 JANUARY 1 TO             YEAR ENDED
                                                               FEBRUARY 19, 1997       DECEMBER 31, 1996
                                                               -----------------       -----------------
Cash flows from Operating Activities:
  Net loss.................................................        $(366,019)             $(1,383,485)
  Adjustments to reconcile net loss to net cash used for
     operating activities:
     Depreciation..........................................           17,649                  133,659
     Changes in working capital:
       Accounts Receivable.................................           15,894                 (205,168)
       Inventory...........................................           98,892                 (343,539)
       Other Current Assets................................             (481)                  (8,876)
       Accounts Payable....................................          207,890                  512,074
       Accrued Liabilities.................................            4,467                   28,848
                                                                   ---------              -----------
          Net cash used in operating activities............          (21,708)              (1,266,487)
Cash flows from Investing Activities:
  Purchases of Equipment...................................                                  (549,713)
                                                                                          -----------
          Net cash used in investing activities............               --                 (549,713)
Cash flows from Financing Activities:
  Members' capital contributions...........................               --                   50,000
  Proceeds of Bank loans...................................               --                  375,000
  From Members.............................................               --                1,457,178
                                                                   ---------              -----------
          Net cash provided by financing activities........               --                1,882,178
          Net (decrease) increase in cash..................          (21,708)                  65,978
          Cash at beginning of the period..................           65,978                       --
                                                                   ---------              -----------
          Cash at end of the period........................        $  44,270              $    65,978
                                                                   =========              ===========
Supplemental cash flow information
  Interest expense paid....................................            3,438                   12,634
                                                                   =========              ===========
Supplemental non-cash disclosure:
  $40,023 of equipment was exchanged for payment of an
     account payable.

The accompanying notes are an integral part of the combined financial statements.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND CAPITALIZATION

     Rockwell Medical Supplies, L.L.C. was established in October 1995 for the purpose of manufacturing hemodialysis concentrates and dialysis kits for sale and distribution to hemodialysis clinics throughout the United States. It also packages, sells and distributes ancillary products related to the hemodialysis process.

     There was limited activity during 1995, consisting primarily of the purchase of certain equipment, the payment of a facility lease security deposit and the payment of $58,927 for certain start up expenses.

     Rockwell Transportation, L.L.C. was established in March 1996 for the purpose of distributing products produced by Rockwell Medical Supplies, L.L.C. The combined entity of Rockwell Medical Supplies, L.L.C. and Rockwell Transportation, L.L.C. is referred to as the "Company".

     The Company is regulated by the Federal Food and Drug Administration under the Federal Drug and Cosmetics Act, as well as by other Federal, State and Local agencies. In March 1996 the Company received 510(k) approval from the FDA to market hemodialysis solutions and powders. The Company began manufacturing, distributing and selling hemodialysis solutions in May 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The combined financial statements of the Company include the accounts of Rockwell Medical Supplies, L.L.C. and it's sister company Rockwell Transportation, L.L.C. which are entities under common control. All intercompany balances and transactions have been eliminated.

REVENUE RECOGNITION

     The Company recognizes revenue at the date of shipment.

INVENTORY

     Inventory is stated at net realizable value, including raw material costs and excluding the conversion cost required to produce finished goods. Cost of sales for the period ended February 19, 1997 is calculated based on the material gross margin for the preceding twelve month period.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for normal maintenance and repairs are charged to expense as incurred. Property and equipment are depreciated using the straight line method over their useful life, which ranges from three to eight years.

INCOME TAXES

     As a limited liability company, it was intended that the Company be classified as a partnership for federal income tax purposes and, as such, it was treated as a "pass-through" entity that was not subject to federal income tax.

ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

LOSS PER SHARE

     The Company is a Limited Liability Corporation; accordingly loss per share information is not relevant.

3. SALE OF THE BUSINESS

     Effective February 19, 1997 the assets of the Company were sold to Rockwell Medical Technologies, Inc. (the "Successor Company"). Total purchase price for essentially all the operating assets was approximately $2.4 million excluding the assumption of certain liabilities. The Asset Purchase Agreement provided a cash payment at closing of $150,000 to the Sellers; payoff of the Notes Payable to Bank of $375,000; and the balance in the form of a promissory note of approximately $1.9 million payable to certain members of the Company. In May 1997, as provided in the Asset Purchase Agreement, a $500,000 cash payment was received on the promissory note. The remaining unpaid principal was converted to 8.5% Non-Voting Redeemable Series A Preferred Stock of the Successor Company, redeemable on or before January 31, 1998.

     One of the Members of the Company is a minority shareholder of the Successor Company and is employed as an Officer and Director of the Successor Company.

4. INVENTORY

     Components of inventory are as follows:

                                                        FEBRUARY 19,       DECEMBER 31,
                                                            1997               1996
                                                        ------------       ------------
Raw Material........................................      $121,829           $282,235
Finished Goods......................................       122,818             61,304
                                                          --------           --------
     Total..........................................      $244,647           $343,539
                                                          ========           ========

5. PROPERTY AND EQUIPMENT

     Major classes of Property and Equipment, stated at cost, are as follows:

                                                        FEBRUARY 19,       DECEMBER 31,
                                                            1997               1996
                                                        ------------       ------------
Machinery and Equipment.............................     $ 580,875          $ 580,875
Office furniture and equipment......................       109,562            109,562
Laboratory Equipment................................        95,326             95,326
Vehicles, including trailers........................        36,170             76,453
                                                         ---------          ---------
     Total Cost.....................................       821,933            862,216
Accumulated Depreciation............................      (151,048)          (133,659)
                                                         ---------          ---------
Net Property and Equipment..........................     $ 670,885          $ 728,557
                                                         =========          =========

6. PAYABLE TO MEMBERS

     Payable to Members is comprised of obligations of the Company to certain Members of the Company who advanced operating funds to the Company during 1996 and 1995.

                       ROCKWELL MEDICAL SUPPLIES, L.L.C.
                      AND ROCKWELL TRANSPORTATION, L.L.C.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7. NOTES PAYABLE TO BANK

     The Company had a Master Demand Business Loan Note with National Bank of Detroit in the amount of $400,000, at the current prime rate, of which $375,000 was outstanding at December 31, 1996 and February 19, 1997. At December 31, 1996 and February 19, 1997 the bank's prime rate was 8.5%. The principal and interest amounts of the Note were paid in full in accordance with the Asset Purchase Agreement (See Note 3). This note was collateralized by the assets of the Company.

8. LEASES

     The Company leases a facility and certain equipment under operating leases. Lease payments were $339,790 and $50,439 for the year ended December 31, 1996 and the period ended February 19, 1997, respectively. Effective February 19, 1997 all leases relating to the operations of the Company were assigned to the Successor Company.

             ======================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF COMMON SHARES IMPLIES UNDER ANY CIRCUMSTANCES THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS DESCRIBED IN THIS PROSPECTUS SINCE THE DATE OF THIS PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
Additional Information................      3
Prospectus Summary....................      4
Risk Factors..........................      8
Use of Proceeds.......................     16
Capitalization........................     17
Dilution..............................     17
Dividend Policy.......................     18
Management's Discussions and Analysis
  of Financial Condition and Results
  of Operations.......................     19
Business..............................     21
Management............................     27
Certain Transactions..................     30
Security Ownership of Certain
  Beneficial Owners and Management....     32
Description of Securities.............     33
Shares Eligible for Future Sale.......     37
Underwriting..........................     39
Legal Matters.........................     42
Experts...............................     42
Index to Financial Statements.........    F-1

                            ------------------------

     UNTIL                , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ======================================================
             ======================================================

                                1,500,000 UNITS

                                ROCKWELL MEDICAL
                               TECHNOLOGIES, INC.

                                 CONSISTING OF
                          1,500,000 COMMON SHARES AND
                             3,000,000 COMMON SHARE
                               PURCHASE WARRANTS
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                                                       MAIDSTONE FINANCIAL, INC.
MAIDSTONE LOGO

                                            , 1997

             ======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Sections 561-571 of the Michigan Business Corporation Act, as amended, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation or its shareholders.

     The Registrant is obligated under its bylaws and an employment agreement with its chief executive officer to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. In addition, the Articles of Incorporation of the Company, as amended, limit certain personal liabilities of directors of the Company.

     Reference is also made to Section   of the Underwriting Agreement (a form
of which is attached to this Registration Statement as Exhibit 1.1) with respect to undertakings to indemnify the Registrant, its directors and officers and each person who controls the Registrant within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain civil liabilities, including certain liabilities under the Securities Act.

     The Registrant has obtained Directors' and Officers' liability insurance. The policy provided for $1,000,000 in coverage including prior acts dating to the Company's inception and liabilities under the Securities Act in connection with this Offering.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than underwriting discounts and commissions) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SE registration fee and the NASD filing fee, all amounts indicated are estimates.

SE Registration fee.........................................    $  7,538
NASD filing fee.............................................       2,988
Nasdaq listing fee..........................................      10,000
Underwriter non-accountable expense allowance...............     189,000
Underwriter advisory fee....................................      99,984
Directors' and Officers' liability insurance................      80,000
Printing expenses (other than stock certificates)...........      60,000
Printing and engraving of stock and warrant certificates....       4,000
Legal fees and expenses (other than blue sky)...............     100,000
Accounting fees and expenses................................     100,000
Blue sky fees and expenses (including legal and filing
  fees).....................................................      35,000
Transfer Agent and Warrant Agent fees and expenses..........       5,000
Miscellaneous...............................................       6,490
                                                                --------
     Total..................................................    $700,000
                                                                ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Since inception (October 25, 1996), the Company has sold securities to a limited number of persons, as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions. All purchasers of securities in each such transaction had adequate access to information about the Company, and in the case of transactions exempt from registration under Section 4(2) of the Securities Act, were sophisticated investors.

          1. In October 1996, in connection with the formation of the Company, the Company sold to Gary D. Lewis, Michael J. Xirinachs and Robert L. Chioini an aggregate of 2,000,000 Common Shares for an aggregate purchase price of $1,000. The Common Shares were sold in reliance of the exemptions from registration contained in Section 4(2) of the Securities Act.

          2. In February 1997, the Company sold to 17 accredited investors an aggregate of 495,000 Common Shares at a price of $2.50 per share. The gross proceeds to the Company from such sales were $1,237,500 (including the discharge of a $25,000 debt owed to one of the investors). The Common Shares were sold in reliance upon the exemption from registration contained in Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D").

          3. In May through July 1997, the Company sold to 19 accredited investors an aggregate of 26 units, each unit consisting of 20,000 Common Shares and 20,000 Common Shares Purchase Warrants, at a price of $60,000 per unit (the "Second Prior Financing"), for gross proceeds of $1,560,000. The warrants are exercisable to purchase one Common Share each at any time during the three year period beginning one year after the Effective Date at $4.50 per share. In connection with the Second Prior Financing, the Company paid Maidstone Financial, Inc., as placement agent, selling commissions of $156,000, and a non-accountable expense allowance of $46,800. Each of the investors in the Second Prior Financing represented to the Company that such investor was an "accredited investor" (as defined in Rule 501(a) of Regulation D). The securities sold in the Second Prior Financing were sold in reliance upon the exemptions from registration contained in Section 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D.

          4. In July 1997, the Company issued and sold to RMS of Michigan, L.L.C. (formerly known as Rockwell Medical Supplies, LLC, "Supply Company") 1,416,664 shares of Series A Preferred Stock at a purchase price of $1.00 per share, in consideration for the cancellation of a promissory note, issued by the Company in favor of Supply Company, which had an outstanding principal balance of $1,416,664. Such Series A Preferred Stock was issued and sold in reliance upon the exemption from registration contained in
     Section 4(2) of the Act.

ITEM 27. EXHIBITS

     See Exhibit Index immediately preceding the exhibits.

ITEM 28. UNDERTAKINGS

     (a) The undersigned small business issuer hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which,
                  individually or together, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned small business issuer hereby undertakes that it will provide the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned small business issuer will:

          (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act, treat each post-effect amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Wixom, State of Michigan, on July 22, 1997.

                                           ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                                       (Registrant)

                                          By: /s/ ROBERT L. CHIOINI
                                            ------------------------------------
                                            Robert L. Chioini
                                            President and Chief Executive
                                          Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), hereby constitutes and appoints Robert L. Chioini and Gary D. Lewis, and each of them (with full power of substitution and re-substitution), his or her true and lawful attorneys-in-fact and agents for each of the undersigned and on his or her behalf and in his or her name, place and stead, in any and all capacities, with full power and authority in such attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file with the Securities and Exchange Commission and any state securities regulatory board or commission the registration statement on Form SB-2 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and sale of Units, Common Shares and Warrants by the Company, any and all amendments or supplements to such registration statement, including any amendment or supplement thereto changing the amount of securities for which registration is being sought, any post-effective amendment, and any registration statement or amendment to such registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including, without limitation, The Nasdaq Stock Market, the National Association of Securities Dealers, Inc. and any federal or state regulatory authority pertaining to such registration statement; granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them and any of their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                  SIGNATURE                                        TITLE                          DATE
                  ---------                                        -----                          ----

            /s/ ROBERT L. CHIOINI                   President, Chief Executive Officer        July 22, 1997
---------------------------------------------       and Director (Principal Executive
              Robert L. Chioini                     Officer)

             /s/ JAMES J. CONNOR                    Vice President of Finance, Chief          July 22, 1997
---------------------------------------------       Financial Officer, Treasurer and
               James J. Connor                      Secretary (Principal Financial
                                                    Officer and Principal Accounting
                                                    Officer)

              /s/ GARY D. LEWIS                     Director                                  July 22, 1997
---------------------------------------------
                Gary D. Lewis

          /s/ MICHAEL J. XIRINACHS                  Director                                  July 22, 1997
---------------------------------------------
            Michael J. Xirinachs

             /s/ NORMAN L. MCKEE                    Director                                  July 22, 1997
---------------------------------------------
               Norman L. McKee

                                 EXHIBIT INDEX

    EXHIBIT                             DESCRIPTION
    -------                             -----------
        1.1     Form of Underwriting Agreement
        1.2     Form of Advisory and Investment Banking Agreement between
                the Registrant and Maidstone Financial, Inc.
     3(i).1     Articles of Incorporation of the Registrant
     3(i).2     Certificate of Amendment to Articles of Incorporation of the
                Registrant
     3(i).3     Certificate of Correction to Articles of Incorporation of
                the Registrant
     3(i).4     Certificate of Amendment to Articles of Incorporation of the
                Registrant
    3(ii)       Bylaws of the Registrant
        4.1*    Form of Warrant Agreement
        4.2     Form of Underwriter's Unit Purchase Option
        4.3*    Specimen Common Share Certificate
        4.4     Specimen Warrant Certificate (included as Exhibit A to
                Exhibit 4.1)
        4.5*    Form of Bridge Warrant
        4.6*    Registration Rights Agreement among the Registrant and the holders of the Bridge Warrants
        4.7*    Form of Lock-up Agreement
        5.1*    Opinion of Honigman Miller Schwartz and Cohn concerning the legality of the securities being offered
       10.1     Rockwell Medical Technologies, Inc. 1997 Stock Option Plan
       10.2     Employment Agreement dated as of February 19, 1997 between the Company and Robert L. Chioini
       10.3     Consulting and Financial Advisory Services Agreement dated
                February 19, 1997 between the Company and Wall Street
       10.4     Asset Purchase Agreement dated as of November 1, 1996 by and among the Predecessor Company, the Family Partnerships (as defined therein), the Members (as defined therein) and the
                Company (formerly known as Acquisition Partners, Inc.)
       10.5     First Amendment to Asset Purchase Agreement dated as of
                January 31, 1997 by and among the Predecessor Company, the
                Family Partnerships, the Members and the Company (formerly known as Acquisition Partners, Inc.)
       10.6     Second Amendment to Asset Purchase Agreement dated as of
                February 19, 1997 by and among the Predecessor Company, the
                Family Partnerships, the Members and the Company (formerly known as Acquisition Partners, Inc.)
       10.7     Letter Agreement dated April 4, 1997 among the parties to
                the Asset Purchase Agreement concerning the conversion of
                the promissory note payable to the Supply Company
       10.8     Share Pledge and Escrow Agreement dated as of July 22, 1997 among the Principal Shareholders, the Supply Company, the
                Company and Honigman Miller Schwartz and Cohn, as Escrow
                Agent.
       10.9     Lease Agreement dated as of September 5, 1995 between the
                Supply Company, as tenant, and Oakland Oaks, L.L.C., as
                landlord
       10.10    Assignment and First Amendment to Wixom Building Lease dated as of February 19, 1997 among the Supply Company, as
                assignor, the Company, as assignee, and Oakland Oaks,
                L.L.C., as landlord
       21.1     List of Subsidiaries
       23.1     Consent of Coopers & Lybrand LLP
       23.2     Consent of Honigman Miller Schwartz and Cohn (to be included in Exhibit 5.1 to this Registration Statement)
       24.1     Power of Attorney (included on the signature page of this
                Registration Statement)
       27.1     Financial Data Schedule for the Company
       27.2     Financial Data Schedule for the Predecessor Companies
       27.3     Financial Data Schedule for the Predecessor Companies

------------------
* To be filed by amendment.